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                                                                     Exhibit 3.1

                                                AS AMENDED THROUGH JUNE 10, 2005

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                              TAUBMAN CENTERS, INC.

1. These Restated Articles of Incorporation are executed on behalf of Taubman Centers, Inc. (the "Corporation") pursuant to the provisions of Section 643 of the Michigan Business Corporation Act (the "Act").

2.    The present name of the Corporation is: Taubman Centers, Inc.

3.    The corporation identification number (CID) assigned by the Bureau is:
      011-602.

4. Except for the Corporation's present name, the Corporation has not used any name other than Taubman Realty, Inc.

5. The date of filing the original articles of incorporation was November 21, 1973.

6. These Restated Articles of Incorporation were duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 641(4) of the Act.

7. The following Restated Articles of Incorporation only restate and integrate (and do not further amend) the Corporation's Second Amended and Restated Articles of Incorporation, as previously amended. There is no material discrepancy between the provisions of the Corporation's Second Amended and Restated Articles of Incorporation, as amended, and the following Restated Articles of Incorporation (referred to below as "these Amended and Restated Articles of Incorporation").

                                    ARTICLE I
                                      NAME

The name of the Corporation is: Taubman Centers, Inc.

                                   ARTICLE II
                                     PURPOSE

The purpose for which the Corporation is organized is to:

1. own, hold, develop and dispose of and invest in any type of retail real property or mixed use real property having a retail component of significant value in relation to the value of the entire mixed use real property, including any entity whose material assets include such real properties including, but not limited to,

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      partnership interests in The Taubman Realty Group Limited Partnership, a
      Delaware limited partnership, and any successor thereto ("TRG");

2.    act as managing general partner of TRG;

3. at such time, if ever, as TRG distributes its assets to its partners, own, hold, manage, develop and dispose of said assets and in all other respects, carry on the business of TRG;

4.    qualify as a REIT (as hereinafter defined); and

5. engage in any other lawful act or activity for which corporations may be organized under the Michigan Business Corporation Act in addition to any of the foregoing purposes, that is consistent with the Corporation's qualification as a REIT.

                                   ARTICLE III
                                     CAPITAL

      1.    Classes and Number of Shares.

      The total number of shares of all classes of stock that the Corporation shall have authority to issue is 500,000,000 shares. The classes and the aggregate number of shares of stock of each class are as follows:

            250,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), which shall have the rights and limitations set forth below.

            250,000,000 shares of preferred stock (the "Preferred Stock"), which may be issued in one or more series having such relative rights, preferences, priorities, privileges, restrictions, and limitations as the Board of Directors may determine from time to time.

      2.    Certain Powers, Rights, and Limitations of Capital Stock.

      (a) Common Stock. Subject to the rights, preferences, and limitations that the Board of Directors designates with respect to any series of Preferred Stock, a statement of certain powers, rights, and limitations of the shares of the Common Stock is as follows:

            (i) Dividend Rights. The holders of shares of the Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation with respect to the Common Stock, subject to the preferential rights of any series of Preferred Stock designated by the Corporation's Board of Directors.

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            (ii) Rights Upon Liquidation. Subject to the provisions of
      Subsection (e) of this Section 2 of this Article III, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of the Common Stock shall be entitled to receive, ratably with each other holder of shares of the Common Stock, that portion of the assets of the Corporation available for distribution to its holders of shares of Common Stock as the number of shares of the Common Stock held by such holder bears to the total number of shares of Common Stock (including shares of Common Stock that have become Excess Stock) then outstanding.

      (b) Voting Rights. Subject to the provisions of Subsection (e) of this
Section 2 of this Article III, the holders of shares of the Common Stock shall be entitled to vote on all matters (for which a common shareholder shall be entitled to vote thereon) at all meetings of the shareholders of the Corporation, and shall be entitled to one vote for each share of the Common Stock entitled to vote at such meeting. Any action to be taken by the shareholders, other than the election of directors or adjourning a meeting, including, but not limited to, the approval of an amendment to these Amended and Restated Articles of Incorporation (other than an amendment by the Board of Directors to establish the relative rights, preferences, priorities, privileges, restrictions, and limitations of Preferred Stock as provided in Subsection (c) of this Section 2 of this Article III, which amendment by the Board of Directors shall require no action to be taken by the shareholders), shall be authorized if approved by the affirmative vote of two-thirds of the shares of Capital Stock entitled to vote thereon. Directors shall be elected if approved by a plurality of the votes cast at an election.

      (c) Preferred Stock. The Preferred Stock shall have such relative rights, preferences, priorities, privileges, restrictions, and limitations as the Board of Directors may determine from time to time by one or more amendments to these Amended and Restated Articles of Incorporation.

            (i) Series A Preferred Stock. Subject in all cases to the other provisions of this Section 2 of this Article III, including, without limitation, those provisions restricting the Beneficial Ownership and Constructive Ownership of shares of Capital Stock and those provisions with respect to Excess Stock, the following sets forth the designation, preferences, limitations as to dividends, voting and other rights, and the terms and conditions of redemption of the Series A Preferred Stock (defined below) of the Corporation.

                  (a) There is hereby established a series of Preferred Stock designated "8.30% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share" (the "Series A Preferred Stock"),which shall consist of 8,000,000 authorized shares.

                  (b) All shares of Series A Preferred Stock redeemed,
            purchased, exchanged, or otherwise acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock.

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                  (c) The Series A Preferred Stock shall, with respect to
            dividend rights, rights upon liquidation, winding up or dissolution, and redemption rights, rank (i) junior to any other series of Preferred Stock hereafter duly established by the Board of Directors of the Corporation, the terms of which specifically provide that such series shall rank prior to the Series A Preferred Stock as to the payment of dividends and distribution of assets upon liquidation (the "Senior Preferred Stock"), (ii) pari passu with any other series of Preferred Stock hereafter duly established by the Board of Directors of the Corporation, the terms of which specifically provide that such series shall rank pari passu with the Series A Preferred Stock as to the payment of dividends and distribution of assets upon liquidation (the "Parity Preferred Stock"), and (iii) prior to any other class or series of Capital Stock, including, without limitation, the Common Stock of the Corporation, whether now existing or hereafter created (collectively, the "Junior Stock").

                  (d) (1) Subject to the rights of any Senior Preferred Stock, the holders of the then outstanding shares of Series A Preferred Stock shall be entitled to receive, as and when declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the annual rate of 8.30% of the $25.00 per share liquidation preference (i.e., $2.075 per annum per share). Such dividends shall accrue and be cumulative from the date of original issue and shall be payable in equal quarterly amounts in arrears on or before the last day of each March, June, September, and December or, if such day is not a business day, the next succeeding business day (each, a "Dividend Payment Date") (for the purposes of this Subparagraph (1) of this Paragraph (d), a "business day" is any day, other than a Saturday, Sunday, or legal holiday, on which banks in Detroit, Michigan, are open for business). The first dividend, which shall be paid on December 31, 1997, will be for less than a full quarter. All dividends on the Series A Preferred Stock, including any dividend for any partial dividend period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the 15th day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designed by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than ten days prior to such Dividend Payment Date (each, a "Dividend Record Date").

                        (2) No dividends on the Series A Preferred Stock shall
            be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such

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            declaration, payment, or setting apart for payment or provides that such declaration, payment, or setting apart for payment would constitute a breach of, or a default under, such agreement or if such declaration, payment, or setting aside shall be restricted or prohibited by law.

                        (3) Dividends on the Series A Preferred Stock shall
            accrue and be cumulative regardless of whether the Corporation has earnings, regardless of whether there are funds legally available for the payment of such dividends, and regardless of whether such dividends are declared. Accrued but unpaid dividends on the Series A Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable. Except as set forth below in this Subparagraph (3), no dividends shall be declared or paid or set apart for payment on any Common Stock or any other series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Series A Preferred Stock (other than a dividend in shares of Junior Stock) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series A Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (and a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock shall be declared pro rata, so that the amount of dividends declared per share of Series A Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other. No interest shall be payable in respect of any dividend payment on the Series A Preferred Stock that may be in arrears. Holders of shares of the Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property, or stock, in excess of full cumulative dividends on the Series A Preferred Stock as provided above. Any dividend payment made on shares of the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares that remains payable.

                        (4) Except as provided in Subparagraph (3) of this
            Paragraph (d) of this Item (i) of this Subsection (c) of this
            Section 2 of this Article III, unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for

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            all past dividend periods and the then current dividend period: (i)
            no dividends (other than in shares of Junior Stock) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock (or any other Preferred Stock ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation); and (ii) no shares of Common Stock (or any other Preferred Stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation) shall be redeemed, purchased, or otherwise acquired for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for Junior Stock).

                        (5) If for any taxable year the Corporation elects to
            designate as "capital gains dividends" (as defined in Section 857 of the Code) any portion (the "Capital Gains Amount") of the dividends paid or made available for the year to holders of all classes of Capital Stock (the "Total Dividends"), then the portion of the Capital Gains Amount that shall be allocable to the holders of Series A Preferred Stock shall be the amount that the total dividends paid or made available to the holders of the Series A Preferred Stock for the year bears to the Total Dividends.

                  (e) Subject to the rights of any Senior Stock, upon any
            voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, and before any distribution of assets shall be made in respect of any Junior Stock, the holders of the Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its shareholders a liquidation preference of $25.00 per share in cash (or property having a fair market value as determined by the Board of Directors valued at $25.00 per share), plus an amount equal to any accrued but unpaid dividends to the date of payment. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock shall have no right or claims to any of the remaining assets of the Corporation. Neither the consolidation or merger of the Corporation with or into any other corporation, trust, or entity (or of any other corporation with or into the Corporation) nor the sale, lease, or conveyance of all or substantially all of the property or business of the Corporation shall be deemed to constitute a liquidation, dissolution or winding up of the Corporation for the purpose of this Paragraph (e) of this Item (i).

                  (f) (1) The Series A Preferred Stock is not redeemable prior to October 3, 2002. On and after October 3, 2002, the Corporation, at its option upon not less than 30 nor more than 60 days' written notice, may redeem shares of the Series A Preferred Stock, in whole or in part, at any time and from time to time, for a cash redemption price of $25.00 per

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            share, plus all accrued and unpaid dividends to the date fixed for redemption (except as provided below).

                        (2) The redemption price of the Series A Preferred Stock
            (other than the portion thereof consisting of accrued but unpaid dividends) shall be payable solely out of the sale proceeds of other "capital stock" of the Corporation. For purposes of the preceding sentence, the term "capital stock" means any equity securities of the Corporation (including Common Stock and Preferred Stock), shares, interest, participation, or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing. Holders of Series A Preferred Stock to be redeemed shall surrender such shares at the place designated in the notice of redemption and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender. If notice of redemption has been given and if the Corporation has set aside in trust the funds necessary for the redemption, then from and after the redemption date: (i) dividends shall cease to accrue on such shares of Series A Preferred Stock; (ii) such shares of Series A Preferred Stock shall no longer be deemed outstanding; and (iii) all rights of the holders of such shares shall terminate, except the right to receive the redemption price. If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

                        (3) Unless full cumulative dividends on all shares of
            Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchange for Junior Stock); however, the foregoing shall not prevent the purchase or acquisition of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

                        (4) Notice of redemption shall be given by publication
            in a newspaper of general circulation in The City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice shall be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the

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            Series A Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series A Preferred Stock to be redeemed; (iv) the place or places where the Series A Preferred Stock is to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If fewer than all shares of the Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock to be redeemed from such holder.

                        (5) The holders of Series A Preferred Stock at the close
            of business on a Dividend Record Date shall be entitled to receive the dividend payable with respect to such Series A Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption thereof between such Dividend Record Date and the corresponding Dividend Payment Date or the Corporation's default in the payment of the dividend due. Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, regardless of whether in arrears, on called Series A Preferred Stock.

                        (6) The Series A Preferred Stock has no stated maturity
            and shall not be subject to any sinking fund or mandatory redemption. The Series A Preferred Stock is not convertible into any other securities of the Corporation, but is subject to the Excess Stock (and all other) provisions of this Article III.

                  (g) (1) Except as may be required by law or as otherwise
            expressly provided in this Item (i) of this Subsection (c) of this
            Section 2 of this Article III, the holders of Series A Preferred Stock shall not be entitled to vote. On all matters with respect to which the Series A Preferred Stock is entitled to vote, each share of Series A Preferred Stock shall be entitled to one vote.

                        (2) Whenever dividends on the Series A Preferred Stock
            are in arrears for six or more quarterly periods, the number of directors then constituting the Board of Directors shall be increased by two, and the holders of Series A Preferred Stock (voting separately as a class with all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable) ("Voting Parity Preferred") shall have the right to elect two directors of the Corporation at a special meeting called by the holders of record of at least 10% of the Series A Preferred Stock or at least 10% of any other Voting Parity Preferred so in arrears

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            (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting, until all dividends accumulated on the Series A Preferred Stock for the past dividend periods and the then current dividend period have been fully paid or declared and a sum sufficient for the payment of such dividends has been set aside for payment. If and when all accumulated dividends and the dividend for the then current dividend period on the Series A Preferred Stock shall have been paid in full or set aside for payment in full, the holders of the Series A Preferred Stock shall be divested of the foregoing voting rights, and if all accumulated dividends and the dividend for the then current period have been paid in full or set aside for payment in full on all series of Voting Parity Preferred, the term of office of each director so elected by the holders of the Series A Preferred Stock and the Voting Parity Preferred shall terminate.

                        (3) As long as any shares of Series A Preferred Stock
            remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock (voting as a separate class): (i) authorize or create, or increase the authorized or issued amount of, any Capital Stock ranking senior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution, or winding up or reclassify any authorized Capital Stock of the Corporation into such shares, or create, authorize, or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter, or repeal the provisions of these Amended and Restated Articles of Incorporation, whether by merger, consolidation, or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege, or voting power of the Series A Preferred Stock or the holders thereof; however, as long as the Series A Preferred Stock remains outstanding with its terms materially unchanged, taking into account that upon the occurrence of an Event, the Corporation may not be the surviving entity, the occurrence of an Event described in clause (ii) above of this Subparagraph (3) shall not be deemed to materially and adversely affect such rights, preferences, privileges, or voting power of the holders of Series A Preferred Stock, and (x) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (y) any increase in the amount of authorized shares of the Series A Preferred Stock or any other series of Preferred Stock, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution, or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges, or voting powers.

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                        (4) Notwithstanding the foregoing, the Series A
            Preferred Stock shall not be entitled to vote, and the foregoing voting provisions shall not apply, if at or prior to the time when the act with respect to which such vote would otherwise be required is effected, all outstanding shares of the Series A Preferred Stock have been redeemed or called for redemption, and sufficient funds have been deposited in trust for the benefit of the holders of the Series A Preferred Stock to effect such redemption.

            (ii) Series B Preferred Stock. Subject in all cases to the other provisions of this Section 2 of this Article III, including, without limitation, those provisions restricting the Beneficial Ownership and Constructive Ownership of shares of Capital Stock and those provisions with respect to Excess Stock, the following sets forth the designation, preference, limitation as to dividends, voting, and other rights of the Series B Preferred Stock (defined below) of the Corporation. Terms that are used and not otherwise defined in this Item (ii) have the meanings ascribed to them elsewhere in these Amended and Restated Articles of Incorporation or, if not so defined, their conventional meanings.

                  (a) There is hereby established a series of Preferred Stock designated "Series B Non-Participating Convertible Preferred Stock," (the "Series B Preferred Stock"), which shall initially consist of 40,000,000 authorized shares, subject to one or more increases in the authorized shares of the series by a further amendment(s) to these Amended and Restated Articles of Incorporation to permit the issuance of additional shares upon the issuance of additional Units (defined below) to Registered Unitholders (defined below) and to accommodate stock dividends or stock splits as provided below.

                  (b) All shares of Series B Preferred Stock purchased,
            exchanged, or otherwise acquired by the Corporation or that are converted into Common Stock shall be restored to the status of authorized but unissued shares of Preferred Stock.

                  (c) Except upon the dissolution, liquidation, or winding up of the Corporation, the Series B Preferred Stock shall have no right to any assets of the Corporation, and (except as expressly set forth in this Item (ii)) shall have no right to cash dividends or distributions (from whatever source), but shall have the preference rights upon dissolution, liquidation, and winding up that are set forth in this Item (ii) of this Section 2. The Series B Preferred Stock ranks (i) junior to the Series A Preferred Stock and junior to any Parity Preferred Stock or Senior Preferred Stock (the Series A Preferred Stock, the Parity Preferred Stock, and the Senior Preferred Stock are collectively referred to as the "Series B Senior Preferred Stock"), (ii) pari passu with any other series of Preferred Stock hereafter duly established by the Board of Directors of the Corporation,

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            the terms of which specifically provide that such series shall rank pari passu with the Series B Preferred Stock as to the distribution of assets upon liquidation (the "Series B Parity Preferred Stock"), and (iii) prior to any other class or series of Capital Stock, including, without limitation, the Common Stock of the Corporation, whether now existing or hereafter created (collectively, the "Series B Junior Stock"). If shares of Common Stock or other securities are distributed on the Common Stock or other voting Capital Stock (as a stock dividend or otherwise) (a "Voting Stock Dividend"), then each share of Series B Preferred Stock shall receive a distribution of the number of shares (or warrants or rights to acquire shares, as the case may be) of Series B Preferred Stock that would then be necessary to preserve the relative voting power of the Series B Preferred Stock (i.e., in relation to the voting power of all outstanding shares of voting Capital Stock) that existed prior to the Voting Stock Dividend.

                  (d) Subject to the rights of the Series B Senior Preferred
            Stock, upon any voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Corporation, and before any distribution of assets shall be made in respect of any Series B Junior Stock, the holders of the Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its shareholders a liquidation preference of $0.001 per share in cash (or property having a fair market value as determined by the Board of Directors valued at $0.001 per share). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock shall have no right or claims to any of the remaining assets of the Corporation.

                  (e) The Series B Preferred Stock has no stated maturity and shall not be subject to redemption; however, the foregoing shall not be a restriction on the Corporation's otherwise lawful redemption of shares of Series B Preferred Stock on a consensual basis with each holder of the shares to be redeemed.

                  (f) (1) The Series B Preferred Stock is convertible, and will be automatically converted under the circumstances described below, into Common Stock at a conversion ratio of 14,000:1; i.e., each 14,000 shares of Series B Preferred Stock may be converted into one share of Common Stock. In lieu of issuing less than a full share (a "fractional share") of Common Stock upon the conversion of fewer than 14,000 shares (or an integral multiple of 14,000 shares) of Series B Preferred Stock, the Corporation shall redeem the shares of Series B Preferred Stock that would otherwise be convertible into a fractional share of Common Stock (the "Scrip Shares"), and from and after the date of the conversion, the Scrip Shares shall cease to be outstanding shares of Series B Preferred Stock, shall not constitute any other class of Capital Stock, and shall

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            entitle the holder only to receive the cash redemption price, as provided below.

                        (2) The Corporation will initially issue the Series B
            Preferred Stock to each Person who, on the initial date of issuance, is a Registered Unitholder at the rate of one share for each Unit held by such Registered Unitholder, if such Registered Unitholder subscribes for the shares and pays to the Corporation an amount equal to the product of $0.001 multiplied by the number of shares of Series B Preferred Stock to be issued to him. Shares of Series B Preferred Stock may be issued only in certificated, fully registered form and may be issued only to Registered Unitholders. The Corporation may issue fractional shares of Series B Preferred Stock. Following the initial issuance of the Series B Preferred Stock, each Registered Unitholder acquiring one or more newly issued Units shall be entitled to receive from the Corporation shares of Series B Preferred Stock equal in number to the number of newly issued Units acquired by such Registered Unitholder, provided that the Registered Unitholder subscribes for the shares and pays to the Corporation an amount equal to the product of $0.001 multiplied by the number of shares of Series B Preferred Stock to be issued to him. Except as provided below, a holder of shares of Series B Preferred Stock may freely effect a transfer of the shares to any Person (subject to the Transfer being in compliance with, or (to the satisfaction of the Corporation) exempt from, applicable securities laws and regulations). Upon a Registered Unitholder's Transfer of one or more Units to another Registered Unitholder, then (to the extent of the transferring Registered Unitholder's then ownership of Series B Preferred Stock) the transferring Registered Unitholder shall be deemed to have transferred to the transferee of the Units (i) shares of Series B Preferred Stock equal in number to the number of transferred Units or if, after giving effect to the Unit Transfer, the transferring Registered Unitholder will cease to own any Units,
            (ii) all of the transferring Registered Unitholder's shares of Series B Preferred Stock. Notwithstanding the foregoing, a Registered Unitholder shall have the right (which shall be exercised by delivering written notice at the time of the Unit Transfer to the Corporation and the transferee of the Units) to negate the deemed simultaneous Transfer of Series B Preferred Stock. A Registered Unitholder desiring to sell (by exchange or otherwise) Units to the Corporation shall be required to surrender to the Corporation for conversion shares of Series B Preferred Stock equal in number to the number of Units being sold (by exchange or otherwise), but only if and to the extent that, after giving effect to the Corporation's proposed purchase of Units, the number of outstanding shares of Series B Preferred Stock will exceed the aggregate number of Units held by all Registered Unitholders. Shares of Series B Preferred Stock surrendered for conversion as provided in the immediately preceding sentence shall be converted into Common Stock, as provided in subparagraph (1) of this

            Paragraph (f), upon the Corporation's purchase of the Units of the surrendering Registered Unitholder, and the Corporation shall promptly redeem any resulting Scrip Shares for cash, as provided below. Except as provided above in this subparagraph (f)(2), a holder of Series B Preferred Stock shall have no voluntary conversion rights with respect to the Series B Preferred Stock, but shares of Series B Preferred Stock shall automatically convert into Common Stock as provided in subparagraph (3) of this Paragraph (f).

                        (3) After giving effect to a Transfer of shares of
            Series B Preferred Stock to a Registered Unitholder, the transferee Registered Unitholder is permitted to own shares of Series B Preferred Stock up to (i) the number of Units then owned by such transferee Registered Unitholder or (ii) 5% of the outstanding shares of Series B Preferred Stock, whichever is greater (any shares in excess of a transferee Registered Unitholder's permitted ownership of Series B Preferred Stock are referred to as the "Disproportionate Shares"). After giving effect to a Transfer of shares of Series B Preferred Stock to any Person who is not a Registered Unitholder, the transferee is permitted to own up to 5% of the outstanding shares of Series B Preferred Stock (any shares held by a transferee of Series B Preferred Stock who is not a Registered Unitholder in excess of such 5% limit are referred to as the "Greater than 5% Shares"). Upon a Transfer of Series B Preferred Stock resulting in the transferee holding Disproportionate Shares or Greater than 5% Shares, as applicable, the Disproportionate Shares or Greater than 5% Shares, as applicable, shall automatically convert into Common Stock as provided in subparagraph (1) of this Paragraph (f) without action on the part of anyone, and the Corporation shall promptly redeem any resulting Scrip Shares for cash, as provided below. Upon any such automatic conversion, each certificate evidencing converted shares of Series B Preferred Stock shall instead represent the whole number of shares of Common Stock into which such shares of Series B Preferred Stock were converted and the right to receive the cash redemption payment for any Scrip Shares evidenced by such certificate until such certificate is surrendered to the Corporation for cancellation in exchange for a Common Stock certificate and the redemption price of the Scrip Shares (if any).

                        (4) Upon conversion of any shares of Series B Preferred
            Stock, no payment or adjustment shall be made on account of dividends declared and payable to holders of Common Stock of record on a date prior to the date of conversion.

                        (5) As soon as practicable on or after the date of
            conversion of shares of Series B Preferred Stock and the surrender to the Corporation of the certificate(s) evidencing the converted shares, the Corporation will issue and deliver to or at the direction of the converting shareholder a certificate(s) for the whole number of shares of Common Stock issuable upon such conversion. The Corporation shall redeem Scrip Shares resulting from a voluntary or automatic conversion of Series B Preferred Stock for a cash payment equal to the fair value of the fractional share of Common Stock into which the Scrip Shares would otherwise be convertible (the fair value shall be the product of the relevant fraction multiplied by the closing price of the Common Stock on the trading date next preceding the date of conversion on the principal national securities exchange on which the Common Stock is listed (or the average of the high and low prices of the Common Stock on such date on the principal national market system on which the Common Stock is traded) or (if the Common Stock is not so listed or traded) the fair value of the Common Stock on such date as determined by the Corporation's Board of Directors). The Corporation shall be responsible for any stamp or other issuance taxes payable upon the issuance of Common Stock in exchange for surrendered or automatically converted shares of Series B Preferred Stock.

                  (g) (1) On all matters with respect to which shareholders of the Corporation vote, each share of Series B Preferred Stock shall be entitled to one vote. On all matters with respect to which the Series B Preferred Stock is entitled to vote as a separate class, including the nomination of directors pursuant to subparagraph (2) of this Paragraph (g), the action shall be determined by the vote (which may be by non-unanimous written consent) of a majority of the outstanding shares of Series B Preferred Stock entitled to vote. On all other matters, including the election of directors, the Series B Preferred Stock will vote as a single class with all other Capital Stock entitled to vote.

                        (2) With respect to each annual meeting of the
            Corporation's shareholders, commencing with the annual meeting of the Corporation's shareholders to be held in 1999 (the "1999 Annual Meeting"), the holders of shares of Series B Preferred Stock shall have the right, voting as a separate class, to designate nominees for election as directors of the Corporation and to have such nominees included as such in the Corporation's proxy statement and ballots (or, if none, in a specially prepared proxy statement and ballots) submitted to the shareholders of the Corporation entitled to vote in a timely manner prior to the annual meeting. The Corporation shall use all reasonable efforts, consistent with the Board of Directors' exercise of its fiduciary duties, to cause the election of the nominees designated by the holders of Series B Preferred Stock. With respect to the 1999 Annual Meeting, the holders of Series B Preferred Stock shall have the right to designate four nominees. With respect to each succeeding annual meeting of shareholders, the number of nominees to be designated by the holders of Series B Preferred Stock (the "Base Number of Series B Nominees") shall be equal to the difference between (i) four and (ii) the number of directors whose terms commenced prior to and will continue after such meeting and who were nominated to serve such terms by the holders of Series B Preferred Stock, voting as a separate class. The Base Number of Series B Nominees calculated as set forth in the immediately preceding sentence shall be reduced (i) by one, if as of the record date for determining the shareholders entitled to vote for the election of directors at the relevant annual meeting (the "Record Date"), the Registered Unitholders collectively own less than 25% (but at least 15%) of the Fully Diluted Common Stock of the Corporation, (ii) by two, if as of the Record Date, the Registered Unitholders collectively own less than 15% (but at least 10%) of the Fully Diluted Common Stock of the Corporation, (iii) by three, if as of the Record Date, the Registered Unitholders collectively own less than 10% (but at least 5%) of the Fully Diluted Common Stock of the Corporation, and (iv) to zero, if as of the Record Date, the Registered Unitholders collectively own less than 5% of the Fully Diluted Common Stock of the Corporation. For purposes of the immediately preceding sentence, (i) "Fully Diluted Common Stock of the Corporation" means all shares of Common Stock issued and outstanding on the relevant Record Date, plus all shares of Common Stock issuable upon the exercise of vested employee stock options to acquire Common Stock and issuable upon the exchange of Units owned by the Registered Unitholders (assuming a 1:1 exchange ratio and calculated without regard to limitations imposed on the ability or rights of certain Registered Unitholders to exchange Units for Common Stock), and (ii) the Registered Unitholders shall be deemed to "collectively own" all shares of Common Stock that they own in fact, that they have the right to acquire upon the exercise of vested employee stock options, and that would be issued upon the exchange (without regard to limitations imposed on the ability or rights of certain Registered Unitholders to exchange Units for Common Stock) of all outstanding Units (and Units issuable upon the exercise of options to acquire Units) held by the Registered Unitholders.

                  (h) At all times when the holders of Series B Preferred Stock, voting as a separate class, are entitled to designate nominees for election as directors of the Corporation, (i) the Board of Directors shall consist of nine directors (other than during any vacancy caused by the death, resignation, or removal of a director), plus the number of directors that any series of Preferred Stock, voting separately as a class, has the right to elect because of the Corporation's default in the payment of preferential dividends due on such series, and (ii) a majority of the directors shall be "independent" (for these purposes, an individual shall be deemed "independent" if such individual is neither an officer nor an employee of the Corporation or any of its direct or indirect subsidiaries). At such time as the holders of Series B Preferred Stock no longer have the right to designate any nominees for election as directors of the Corporation, the size of the Board of Directors shall be as determined in accordance with the provisions of the By-Laws of the Corporation.

                  (i) For purposes of this Item (ii) of this Subsection (c) of this Section 2 of this Article III, the following terms have the indicated meanings:

                        (1) "Registered Unitholder" means a Person, other than
            the Corporation, (i) who at the relevant time is reflected in the records of The Taubman Realty Group Limited Partnership as a partner in such partnership (or who as the result of a Transfer of Units is being admitted as a partner in such partnership) or (ii) who is (or upon completion of the relevant Transfer (including, for these purposes, the exercise of an option to acquire a Unit) will become) a beneficial owner of Units.

                        (2) "Units" means Units of Partnership Interest in The
            Taubman Realty Group Limited Partnership (and its successors), and any securities into which such Units of Partnership Interest (as a class) are converted or for which such Units (as a class) are exchanged, whether by merger, reclassification, or otherwise. All references in this Item (ii) of this Subsection (c) of this Section 2 of this Article III to numbers of Units shall be adjusted to reflect any splits, reverse splits, or reclassifications of Units of Partnership Interest.

                  (j) As long as shares of Series B Preferred Stock remain
            outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of a majority of the outstanding shares of Series B Preferred Stock (voting as a separate class):

                        (1) create, authorize, or issue any securities or any
            obligation or security convertible into or evidencing the right to purchase any such securities, the issuance of which could adversely and (relative to the other outstanding Capital Stock) disparately affect the voting power or voting rights of the Series B Preferred Stock or the holders of Series B Preferred Stock (including the rights under Paragraph (g) of this Item (ii) of this Subsection (c) of this Section 2 of this Article III, and disregarding, for these purposes, the right of any series of Preferred Stock, voting as a separate class, to elect directors of the Corporation as the result of the Corporation's default in the payment of a preferential dividend to which the holders of such series of Preferred Stock are entitled);

                        (2) amend, alter, or repeal the provisions of these
            Amended and Restated Articles of Incorporation, whether by merger, consolidation, or otherwise, in a manner that could adversely affect the voting power or voting rights of the Series B Preferred Stock or the holders of Series B Preferred Stock (including the rights under Paragraph

            (g) of this Item (ii) of this Subsection (c) of this Section 2 of this Article III, and disregarding, for these purposes, the right of any series of Preferred Stock, voting as a separate class, to elect directors of the Corporation as the result of the Corporation's default in the payment of a preferential dividend to which the holders of such series of Preferred Stock are entitled);

                        (3) be a party to a material transaction (including,
            without limitation, a merger, consolidation, or share exchange) (a "Series B Transaction") if the Series B Transaction could adversely and (relative to the other outstanding Capital Stock) disparately affect the voting power or voting rights of the Series B Preferred Stock or the holders of Series B Preferred Stock (including the rights under Paragraph (g) of this Item (ii) of this Subsection (c) of this Section 2 of this Article III, and disregarding, for these purposes, the right of any series of Preferred Stock, voting as a separate class, to elect directors of the Corporation as the result of the Corporation's default in the payment of a preferential dividend to which the holders of such series of Preferred Stock are entitled). The provisions of this subparagraph (3) shall apply to successive Series B Transactions; or

                        (4) issue any shares of Series B Preferred Stock to
            anyone other than a Registered Unitholder as provided in Paragraph
            (c) or subparagraph (f)(2) of this Item (ii).

            (iii) Intentionally omitted.

            (iv) Intentionally omitted.

            (v) SERIES F PREFERRED STOCK. Subject in all cases to the other provisions of this Section 2 of this Article III, including, without limitation, those provisions restricting the Beneficial Ownership and Constructive Ownership of shares of Capital Stock and those provisions with respect to Excess Stock, the following sets forth the designation, preferences, limitations as to dividends, voting and other rights, and the terms and conditions of redemption of the Series F Preferred Stock (defined below) of the Corporation.

                  (a) There is hereby established a series of Preferred Stock designated "8.20% Series F Cumulative Redeemable Preferred Stock, par value $0.01 per share" (the "Series F Preferred Stock"), which shall consist of 300,000 authorized shares.

                  (b) All shares of Series F Preferred Stock redeemed,
            purchased, exchanged, or otherwise acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock.

                  (c) The Series F Preferred Stock shall, with respect to
            dividend rights, rights upon liquidation, winding up or dissolution, and redemption rights, rank (i) junior to any other series of Preferred Stock hereafter duly established by the Board of Directors of the Corporation, the terms of which specifically provide that such series shall rank prior to the Series F Preferred Stock as to the payment of dividends and distribution of assets upon liquidation (the "Senior Preferred Stock"), (ii) pari passu with the Series A and Series B Preferred Stock and any other series of Preferred Stock hereafter duly established by the Board of Directors of the Corporation, the terms of which specifically provide that such series shall rank pari passu with the Series F Preferred Stock as to the payment of dividends and distribution of assets upon liquidation (the "Parity Preferred Stock"), and (iii) prior to any other class or series of Capital Stock, including, without limitation, the Common Stock of the Corporation, whether now existing or hereafter created (collectively, the "Junior Stock").

                  (d) (1) Subject to the rights of any Senior Preferred Stock, the holders of the then outstanding shares of Series F Preferred Stock shall be entitled to receive, as and when declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the annual rate of 8.20% of the $100 per share liquidation preference (i.e., $8.20 per annum per share). Such dividends shall accrue and be cumulative from the date of original issue and shall be payable in equal quarterly amounts in arrears on or before the last day of each March, June, September, and December or, if such day is not a business day, the next succeeding business day except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date (each, a "Dividend Payment Date") (for the purposes of this Subparagraph (1) of this Paragraph (d), a "business day" is any day, other than a Saturday, Sunday, or legal holiday, on which banks in Detroit, Michigan, are open for business). The first dividend may be for less than a full quarter. All dividends on the Series F Preferred Stock, including any dividend for any partial dividend period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the 15th day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designed by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than ten days prior to such Dividend Payment Date (each, a "Dividend Record Date").

                        (2) No dividends on the Series F Preferred Stock shall
            be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment, or setting apart for payment or provides that such declaration, payment, or setting apart for payment would constitute a breach of, or a default under, such agreement or if such declaration, payment, or setting aside shall be restricted or prohibited by law.

                        (3) Dividends on the Series F Preferred Stock shall
            accrue and be cumulative regardless of whether the Corporation has earnings, regardless of whether there are funds legally available for the payment of such dividends, and regardless of whether such dividends are declared. Accrued but unpaid dividends on the Series F Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable. Except as set forth below in this Subparagraph (3), no dividends shall be declared or paid or set apart for payment on any Common Stock or any other series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Series F Preferred Stock (other than a dividend in shares of Junior Stock) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series F Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (and a sum sufficient for such full payment is not so set apart) upon the Series F Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series F Preferred Stock, all dividends declared upon the Series F Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series F Preferred Stock shall be declared pro rata, so that the amount of dividends declared per share of Series F Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series F Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other. No interest shall be payable in respect of any dividend payment on the Series F Preferred Stock that may be in arrears. Holders of shares of the Series F Preferred Stock shall not be entitled to any dividend, whether payable in cash, property, or stock, in excess of full cumulative dividends on the Series F Preferred Stock as provided above. Any dividend payment made on shares of the Series F Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares that remains payable.

                        (4) Except as provided in Subparagraph (3) of this
            Paragraph (d) of this Item (v) of this Subsection (c) of this
            Section 2 of this Article III, unless full cumulative dividends on the Series F Preferred

            Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period: (i) no dividends (other than in shares of Junior Stock) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock (or any other Preferred Stock ranking junior to or on a parity with the Series F Preferred Stock as to dividends or upon liquidation); and
            (ii) no shares of Common Stock, the Series A Preferred Stock and the Series B Preferred Stock (or any other Preferred Stock of the Corporation ranking junior to or on a parity with the Series F Preferred Stock as to dividends or upon liquidation) shall be redeemed, purchased, or otherwise acquired for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for Junior Stock).

                        (5) If for any taxable year the Corporation elects to
            designate as "capital gains dividends" (as defined in Section 857 of the Code) any portion (the "Capital Gains Amount") of the dividends paid or made available for the year to holders of all classes of Capital Stock (the "Total Dividends"), then the portion of the Capital Gains Amount that shall be allocable to the holders of Series F Preferred Stock shall be the amount that the total dividends paid or made available to the holders of the Series F Preferred Stock for the year bears to the Total Dividends.

                        (6) Notwithstanding anything to the contrary set forth
            herein, the Corporation may declare and pay a dividend on the Common Stock, without preserving the priority of distributions described in Subparagraphs 3 and 4 of this Paragraph (d) of this Item (v) of this Subsection (c) of this Section 2 of this Article III, but only to the extent such dividends are required to preserve the Real Estate Investment Trust status of the Corporation and to avoid the imposition of an excise tax on the Corporation.

                  (e) Subject to the rights of any Senior Preferred Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and before any distribution of assets shall be made in respect of any Junior Stock, the holders of the Series F Preferred Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its shareholders a liquidation preference of $100 per share in cash (or property having a fair market value as determined by the Board of Directors valued at $100 per share), plus an amount equal to any accrued but unpaid dividends to the date of payment. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series F Preferred Stock shall have no right or claims to any of the remaining assets of the Corporation. Neither the consolidation or merger of the Corporation with or into any other corporation, trust, or entity (or of any other corporation with or into the Corporation) nor the sale, lease, or conveyance of all or substantially all of the property or business of the Corporation shall be deemed to constitute a liquidation, dissolution or winding up of the Corporation for the purpose of this Paragraph (e) of this Item (v).

                  (f) (1) The Series F Preferred Stock is not redeemable prior to May 27, 2009. On and after May 27, 2009, the Corporation, at its option upon not less than 30 nor more than 60 days' written notice, may redeem shares of the Series F Preferred Stock, in whole or in part, at any time and from time to time, for a cash redemption price of $100 per share, plus all accrued and unpaid dividends to the date fixed for redemption (except as provided below).

                        (2) Holders of Series F Preferred Stock to be redeemed
            shall surrender such shares at the place designated in the notice of redemption and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender. If notice of redemption has been given and if the Corporation has set aside in trust the funds necessary for the redemption, then from and after the redemption date: (i) dividends shall cease to accrue on such shares of Series F Preferred Stock;
            (ii) such shares of Series F Preferred Stock shall no longer be deemed outstanding; and (iii) all rights of the holders of such shares shall terminate, except the right to receive the redemption price. If less than all of the outstanding Series F Preferred Stock is to be redeemed, the Series F Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

                        (3) Unless full cumulative dividends on all shares of
            Series F Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment, no shares of Series F Preferred Stock shall be redeemed unless all outstanding shares of Series F Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series F Preferred Stock (except by exchange for Junior Stock); however, the foregoing shall not prevent the purchase or acquisition of shares of Series F Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series F Preferred Stock.

                        (4) Notice of redemption shall be mailed by the
            Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series F Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any shares of Series F Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series F Preferred Stock to be redeemed; (iv) the place or places where the Series F Preferred Stock is to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If fewer than all shares of the Series F Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series F Preferred Stock to be redeemed from such holder.

                        (5) The holders of Series F Preferred Stock at the close
            of business on a Dividend Record Date shall be entitled to receive the dividend payable with respect to such Series F Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption thereof between such Dividend Record Date and the corresponding Dividend Payment Date or the Corporation's default in the payment of the dividend due. Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, regardless of whether in arrears, on called Series F Preferred Stock.

                        (6) The Series F Preferred Stock has no stated maturity
            and no sinking fund shall be required and shall not be subject to mandatory redemption. The Series F Preferred Stock is not convertible into any other securities of the Corporation, but is subject to the Excess Stock (and all other) provisions of this
            Article III.

                  (g) (1) Except as may be required by law or as otherwise
            expressly provided in this Item (v) of this Subsection (c) of this
            Section 2 of this Article III, the holders of Series F Preferred Stock shall not be entitled to vote. On all matters with respect to which the Series F Preferred Stock is entitled to vote, each share of Series F Preferred Stock shall be entitled to one vote.

                        (2) Whenever dividends on the Series F Preferred Stock
            are in arrears (which shall, with respect to any quarterly dividend, mean that any such divided has not been paid in full whether or not earned or declared) for six or more quarterly periods (whether consecutive or not), the number of directors then constituting the Board of Directors shall be increased by two, and the holders of Series F Preferred Stock (voting separately as a class with all other series of Voting Parity Preferred) shall have the right to elect two directors of the Corporation at a special meeting called by the holders of record of at least 10% of the Series F Preferred Stock or at least 10% of any other Voting Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting, until all dividends accumulated on the Series F Preferred Stock for the past dividend periods and the then current dividend period have been fully paid or declared and a sum sufficient for the payment of such dividends has been set aside for payment. If and when all accumulated dividends and the dividend for the then current dividend period on the Series F Preferred Stock shall have been paid in full or set aside for payment in full, the holders of the Series F Preferred Stock shall be divested of the foregoing voting rights (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and if all accumulated dividends and the dividend for the then current period have been paid in full or set aside for payment in full on all series of Voting Parity Preferred, the term of office of each director so elected by the holders of the Series F Preferred Stock and the Voting Parity Preferred shall terminate.

                        (3) As long as any shares of Series F Preferred Stock
            remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series F Preferred Stock (voting as a separate class); (i) authorize or create, or increase the authorized or issued amount of, any Capital Stock ranking senior to the Series F Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution, or winding up or reclassify any authorized Capital Stock of the Corporation into or exchangeable for such shares, or create, authorize, or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter, or repeal the provisions of these Amended and Restated Articles of Incorporation, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege, or voting power of the Series F Preferred Stock or the holders thereof; however, as long as the Series F Preferred Stock remains outstanding with its terms materially unchanged, taking into account that upon the occurrence of an Event, the Corporation may not be the surviving entity, the occurrence of an Event described in clause (ii) above of this Subparagraph (3) shall not be deemed to materially and adversely affect such rights, preferences, privileges, or voting power of the holders of Series F Preferred Stock, and (x) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (y) any increase in the amount of authorized shares of the Series F Preferred Stock or any other series of Preferred Stock, in the case of either (x) or (y) ranking on a parity with or junior to the Series F Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution, or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges, or voting powers.

                        (4) Notwithstanding the foregoing, the Series F
            Preferred Stock shall not be entitled to vote, and the foregoing voting provisions shall not apply, if at or prior to the time when the act with respect to which such vote would otherwise be required is effected, all outstanding shares of the Series F Preferred Stock have been redeemed or called for redemption, and sufficient funds have been deposited in trust for the benefit of the holders of the Series F Preferred Stock to effect such redemption.

            (vi) SERIES G PREFERRED STOCK. Subject in all cases to the other provisions of this Section 2 of this Article III, including, without limitation, those provisions restricting the Beneficial Ownership and Constructive Ownership of shares of Capital Stock and those provisions with respect to Excess Stock, the following sets forth the designation, preferences, limitations as to dividends, voting and other rights, and the terms and conditions of redemption of the Series G Preferred Stock (defined below) of the Corporation.

                  (a) There is hereby established a series of Preferred Stock designated "8% Series G Cumulative Redeemable Preferred Stock" (the "Series G Preferred Stock"), which shall consist of 4,000,000 authorized shares.

                  (b) All shares of Series G Preferred Stock redeemed,
            purchased, exchanged, or otherwise acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock.

                  (c) The Series G Preferred Stock shall, with respect to
            dividend rights and rights upon liquidation, winding up or dissolution, rank (i) junior to any other series of Preferred Stock hereafter duly established by the Board of Directors of the Corporation, the terms of which specifically provide that such series shall rank prior to the Series G Preferred Stock as to the payment of dividends and distribution of assets upon liquidation, winding up or dissolution (the "Senior Preferred Stock"), (ii) pari passu with the Series A Preferred Stock, the Series F Preferred Stock and any other series of Preferred Stock hereafter duly established by the Board of Directors of the Corporation, the terms of which specifically provide that such series shall rank pari passu with the Series G Preferred Stock as to the payment of dividends and distribution of assets upon liquidation, winding up or dissolution (the "Parity Preferred Stock"), and (iii) prior to the Common Stock, the Series B Preferred Stock and any other class or series of Capital Stock, the terms of which specifically provide that such class or series of Capital Stock shall rank junior to the Series G Preferred

            Stock as to the payment of dividends and distribution of assets upon liquidation, winding up or dissolution, whether now existing or hereafter created (collectively, the "Junior Stock").

                  (d) (1) Subject to the rights of any Senior Preferred Stock, the holders of the then outstanding shares of Series G Preferred Stock shall be entitled to receive, as and when declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the annual rate of 8% of the $25.00 per share liquidation preference (i.e., $2.00 per annum per share). Such dividends shall accrue and be cumulative from the date of original issue and shall be payable in equal quarterly amounts in arrears on or about the last day of each March, June, September, and December or, if such day is not a business day, the next succeeding business day with the same force and effect as if made on such date (each, a "Dividend Payment Date") (for the purposes of this Subparagraph (1) of this Paragraph (d), a "business day" is any day, other than a Saturday, Sunday, or legal holiday, on which banks in Detroit, Michigan, are open for business). The first dividend, which shall be paid on December 31, 2004, will be for less than a full quarter. All dividends on the Series G Preferred Stock, including any dividend for any partial dividend period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the 15th day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designed by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than ten days prior to such Dividend Payment Date (each, a "Dividend Record Date").

                        (2) No dividends on the Series G Preferred Stock shall
            be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment, or setting apart for payment or provides that such declaration, payment, or setting apart for payment would constitute a breach of, or a default under, such agreement or if such declaration, payment, or setting aside shall be restricted or prohibited by law.

                        (3) Dividends on the Series G Preferred Stock shall
            accrue and be cumulative regardless of whether the Corporation has earnings, regardless of whether there are funds legally available for the payment of such dividends, and regardless of whether such dividends are declared. Accrued but unpaid dividends on the Series G Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable. Except as provided in this Subparagraph (3), unless full cumulative dividends on the Series G Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period: (i) no dividends (other than in shares of Junior Stock) shall be declared by the Board of Directors or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series F Preferred Stock or any other class or series of Capital Stock ranking junior to or on a parity with the Series G Preferred Stock as to dividend rights and rights upon liquidation, winding up or dissolution; and (ii) no shares of Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series F Preferred Stock or any other class or series of Capital Stock ranking junior to or on a parity with the Series G Preferred Stock as to dividend rights and rights upon liquidation, winding up or dissolution shall be redeemed, purchased, or otherwise acquired for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for Junior Stock). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series G Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series G Preferred Stock, all dividends declared upon the Series G Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series G Preferred Stock shall be declared pro rata, so that the amount of dividends declared per share of Series G Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series G Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other. No interest shall be payable in respect of any dividend payment on the Series G Preferred Stock that may be in arrears. Holders of shares of the Series G Preferred Stock shall not be entitled to any dividend, whether payable in cash, property, or stock, in excess of full cumulative dividends on the Series G Preferred Stock as provided above. Any dividend payment made on shares of the Series G Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares that remains payable.

                        (4) If for any taxable year the Corporation elects to
            designate as "capital gains dividends" (as defined in Section 857 of the Code) any portion (the "Capital Gains Amount") of the dividends paid or made available for the year to holders of all classes of Capital Stock (the "Total Dividends"), then the portion of the Capital Gains Amount that shall be allocable to the holders of Series G Preferred Stock shall be the amount that the total dividends paid or made available to the holders of the Series G Preferred Stock for the year bears to the Total Dividends.

                  (e) Subject to the rights of any Senior Preferred Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and before any distribution of assets shall be made in respect of any Junior Stock, the holders of the Series G Preferred Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its shareholders a liquidation preference of $25.00 per share in cash (or property having a fair market value as determined by the Board of Directors valued at $25.00 per share), plus an amount equal to any accrued but unpaid dividends to the date of payment. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series G Preferred Stock shall have no right or claims to any of the remaining assets of the Corporation. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series G Preferred Stock and the corresponding amounts payable on all shares of Parity Preferred Stock, then the holders of the Series G Preferred Stock and Parity Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation with or into any other corporation, trust, or entity (or of any other corporation with or into the Corporation) nor the sale, lease, or conveyance of all or substantially all of the property or business of the Corporation shall be deemed to constitute a liquidation, dissolution or winding up of the Corporation for the purpose of this Paragraph (e) of this Item (vi). Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of shares of Series G Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

                  (f) (1) The Series G Preferred Stock is not redeemable prior to November 23, 2009. On and after November 23, 2009, the Corporation, at its option upon not less than 30 nor more than 60 days' written notice, may redeem shares of the Series G Preferred Stock, in whole or in part, at any time and from time to time, for a cash redemption price of $25.00 per share, plus all accrued and unpaid dividends to the date fixed for redemption (except as provided below).

                        (2) Holders of Series G Preferred Stock to be redeemed
            shall surrender such shares at the place designated in the notice of redemption and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender. If notice of redemption has been given and if the Corporation has set aside in trust the funds necessary for the redemption for the benefit of the holders of the Series G Preferred Stock called for redemption, then from and after the redemption date: (i) dividends shall cease to accrue on such shares of Series G Preferred Stock; (ii) such shares of Series G Preferred Stock shall no longer be deemed outstanding; and (iii) all rights of the holders of such shares shall terminate, except the right to receive the redemption price. If less than all of the outstanding Series G Preferred Stock is to be redeemed, the Series G Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

                        (3) Unless full cumulative dividends on all shares of
            Series G Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series G Preferred Stock shall be redeemed unless all outstanding shares of Series G Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series G Preferred Stock or any class or series of Capital Stock ranking junior to or on a parity with the Series G Preferred Stock as to payment of dividends and distribution of assets upon liquidation, dissolution or winding-up of the Corporation (except by exchange for Junior Stock); however, the foregoing shall not prevent the purchase or acquisition of shares of Series G Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series G Preferred Stock.

                        (4) Notice of redemption shall be mailed by the
            Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series G Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any shares of Series G Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the redemption price and accrued and unpaid dividends payable on the redemption date; (iii) the number of shares of Series G Preferred Stock to be redeemed; (iv) the place or places where the Series G Preferred Stock is to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If fewer than all shares of the Series G Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series G Preferred Stock to be redeemed from such holder.

                        (5) The holders of Series G Preferred Stock at the close
            of business on a Dividend Record Date shall be entitled to receive the dividend payable with respect to such Series G Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption thereof between such Dividend Record Date and the corresponding Dividend Payment Date or the Corporation's default in the payment of the dividend due. Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, regardless of whether in arrears, on called Series G Preferred Stock.

                        (6) The Series G Preferred Stock has no stated maturity
            and shall not be subject to any sinking fund or mandatory redemption. The Series G Preferred Stock is not convertible into any other securities of the Corporation, but is subject to the Excess Stock (and all other) provisions of this Article III.

                  (g) (1) Except as may be required by law or as otherwise
            expressly provided in this Item (vi) of this Subsection (c) of this
            Section 2 of this Article III, the holders of Series G Preferred Stock shall not be entitled to vote. On all matters with respect to which the Series G Preferred Stock is entitled to vote, each share of Series G Preferred Stock shall be entitled to one vote.

                        (2) Whenever dividends on the Series G Preferred Stock
            are in arrears (which shall, with respect to any quarterly dividend, mean that any such dividend has not been paid in full whether or not earned or declared) for six or more quarterly periods (whether consecutive or not), the number of directors then constituting the Board of Directors shall be increased by two, and the holders of Series G Preferred Stock (voting separately as a class with all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable ("Voting Parity Preferred")) shall have the right to elect two directors of the Corporation at a special meeting called by the holders of record of at least 10% of the Series G Preferred Stock or at least 10% of any other Voting Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting, until all dividends accumulated on the Series G Preferred Stock for the past dividend periods and the then current dividend period have been fully paid or declared and a sum sufficient for the payment of such dividends has been set aside for payment. If and when all accumulated dividends and the dividend for the then current dividend period on the Series G Preferred Stock shall have been paid in full or set aside for payment in full, the holders of the Series G Preferred Stock shall be divested of the foregoing voting rights (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and if all accumulated dividends and the dividend for the then current period have been paid in full or set aside for payment in full on all series of Voting Parity Preferred, the term of office of each director so elected by the holders of the Series G Preferred Stock and the Voting Parity Preferred shall terminate.

                        (3) As long as any shares of Series G Preferred Stock
            remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series G Preferred Stock (voting as a separate class); (i) authorize or create, or increase the authorized or issued amount of, any Capital Stock ranking senior to the Series G Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution, or winding up or reclassify any authorized Capital Stock into, or create, authorize, or issue any obligation or security convertible into, exchangeable for or evidencing the right to purchase, any such shares; or (ii) amend, alter, or repeal the provisions of these Restated Articles of Incorporation, as amended, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege, or voting power of the Series G Preferred Stock or the holders thereof; however, as long as the Series G Preferred Stock remains outstanding with its terms materially unchanged, taking into account that upon the occurrence of an Event, the Corporation may not be the surviving entity, the occurrence of an Event described in clause (ii) above of this Subparagraph (3) shall not be deemed to materially and adversely affect such rights, preferences, privileges, or voting power of the holders of Series G Preferred Stock, and (x) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (y) any increase in the amount of authorized shares of the Series G Preferred Stock or any other series of Preferred Stock, in the case of either (x) or (y) ranking on a parity with or junior to the Series G Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution, or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges, or voting powers.

                        (4) Notwithstanding the foregoing, the Series G
            Preferred Stock shall not be entitled to vote, and the foregoing voting provisions shall not apply, if at or prior to the time when the act with respect to which such vote would otherwise be required is effected, all outstanding shares of the Series G Preferred Stock have been redeemed or called for redemption, and sufficient funds have been deposited in trust for the benefit of the holders of the Series G Preferred Stock to effect such redemption.

      (VII) SERIES H PREFERRED STOCK. SUBJECT IN ALL CASES TO THE OTHER PROVISIONS OF THIS SECTION 2 OF THIS ARTICLE III, INCLUDING, WITHOUT LIMITATION, THOSE PROVISIONS RESTRICTING THE BENEFICIAL OWNERSHIP AND CONSTRUCTIVE OWNERSHIP OF SHARES OF CAPITAL STOCK AND THOSE PROVISIONS WITH RESPECT TO EXCESS STOCK, THE FOLLOWING SETS FORTH THE DESIGNATION, PREFERENCES, LIMITATIONS AS TO DIVIDENDS, VOTING AND OTHER RIGHTS, AND THE TERMS AND CONDITIONS OF REDEMPTION OF THE SERIES H PREFERRED STOCK (DEFINED BELOW) OF THE CORPORATION.

            (a) THERE IS HEREBY ESTABLISHED A SERIES OF PREFERRED STOCK DESIGNATED "7.625% SERIES H CUMULATIVE REDEEMABLE PREFERRED STOCK" (THE "SERIES H PREFERRED STOCK"), WHICH SHALL CONSIST OF 3,480,000 AUTHORIZED SHARES.

            (b) ALL SHARES OF SERIES H PREFERRED STOCK REDEEMED, PURCHASED, EXCHANGED, OR OTHERWISE ACQUIRED BY THE CORPORATION SHALL BE RESTORED TO THE STATUS OF AUTHORIZED BUT UNISSUED SHARES OF PREFERRED STOCK.

            (c) THE SERIES H PREFERRED STOCK SHALL, WITH RESPECT TO DIVIDEND RIGHTS AND RIGHTS UPON LIQUIDATION, WINDING UP OR DISSOLUTION, RANK (i) JUNIOR TO ANY OTHER SERIES OF PREFERRED STOCK HEREAFTER DULY ESTABLISHED BY THE BOARD OF DIRECTORS OF THE CORPORATION, THE TERMS OF WHICH SPECIFICALLY PROVIDE THAT SUCH SERIES SHALL RANK PRIOR TO THE SERIES H PREFERRED STOCK AS TO THE PAYMENT OF DIVIDENDS AND DISTRIBUTION OF ASSETS UPON LIQUIDATION, WINDING UP OR DISSOLUTION (THE "SENIOR PREFERRED STOCK"), (ii) PARI PASSU WITH THE SERIES A PREFERRED STOCK, THE SERIES F PREFERRED STOCK, THE SERIES G PREFERRED STOCK AND ANY OTHER SERIES OF PREFERRED STOCK HEREAFTER DULY ESTABLISHED BY THE BOARD OF DIRECTORS OF THE CORPORATION, THE TERMS OF WHICH SPECIFICALLY PROVIDE THAT SUCH SERIES SHALL RANK PARI PASSU WITH THE SERIES H PREFERRED STOCK AS TO THE PAYMENT OF DIVIDENDS AND DISTRIBUTION OF ASSETS UPON LIQUIDATION, WINDING UP OR DISSOLUTION (THE "PARITY PREFERRED STOCK"), AND (iii) PRIOR TO THE COMMON STOCK, THE SERIES B PREFERRED STOCK AND ANY OTHER CLASS OR SERIES OF CAPITAL STOCK, THE TERMS OF WHICH SPECIFICALLY PROVIDE THAT SUCH CLASS OR SERIES OF CAPITAL STOCK SHALL RANK JUNIOR TO THE SERIES H PREFERRED STOCK AS TO THE PAYMENT OF DIVIDENDS AND DISTRIBUTION OF ASSETS UPON LIQUIDATION, WINDING UP OR DISSOLUTION, WHETHER NOW EXISTING OR HEREAFTER CREATED (COLLECTIVELY, THE "JUNIOR STOCK").

            (d) (1) SUBJECT TO THE RIGHTS OF ANY SENIOR PREFERRED STOCK, THE HOLDERS OF THE THEN OUTSTANDING SHARES OF SERIES H PREFERRED STOCK SHALL BE ENTITLED TO RECEIVE, AS AND WHEN DECLARED BY THE BOARD OF DIRECTORS, OUT OF FUNDS LEGALLY AVAILABLE FOR THE PAYMENT OF DIVIDENDS, CUMULATIVE PREFERENTIAL CASH DIVIDENDS AT THE ANNUAL RATE OF 7.625% OF THE $25.00 PER SHARE LIQUIDATION PREFERENCE (I.E., $1.90625 PER ANNUM PER SHARE). SUCH DIVIDENDS SHALL ACCRUE AND BE CUMULATIVE FROM THE DATE OF ORIGINAL ISSUE AND SHALL BE PAYABLE IN EQUAL QUARTERLY AMOUNTS IN ARREARS ON OR ABOUT THE LAST DAY OF EACH MARCH, JUNE, SEPTEMBER, AND DECEMBER OR, IF SUCH DAY IS NOT A BUSINESS DAY, THE NEXT SUCCEEDING BUSINESS DAY WITH THE SAME FORCE AND EFFECT AS IF MADE ON SUCH DATE (EACH, A "DIVIDEND PAYMENT DATE") (FOR THE PURPOSES OF THIS SUBPARAGRAPH (1) OF THIS PARAGRAPH (d), A "BUSINESS DAY" IS ANY DAY, OTHER THAN A SATURDAY, SUNDAY, OR LEGAL HOLIDAY, ON WHICH BANKS IN DETROIT, MICHIGAN, ARE OPEN FOR BUSINESS). THE FIRST DIVIDEND, WHICH SHALL BE PAID ON SEPTEMBER 30, 2005, WILL BE FOR LESS THAN A FULL QUARTER. ALL DIVIDENDS ON THE SERIES H PREFERRED STOCK, INCLUDING ANY DIVIDEND FOR ANY PARTIAL DIVIDEND PERIOD, SHALL BE COMPUTED ON THE BASIS OF A 360-DAY YEAR CONSISTING OF TWELVE 30-DAY MONTHS. DIVIDENDS WILL BE PAYABLE TO HOLDERS OF RECORD AS THEY APPEAR IN THE STOCK RECORDS OF THE CORPORATION AT THE CLOSE OF BUSINESS ON THE APPLICABLE RECORD DATE, WHICH SHALL BE THE 15TH DAY OF THE CALENDAR MONTH IN WHICH THE APPLICABLE DIVIDEND PAYMENT DATE FALLS OR ON SUCH OTHER DATE DESIGNED BY THE BOARD OF DIRECTORS OF THE CORPORATION FOR THE PAYMENT OF DIVIDENDS THAT IS NOT MORE THAN 30 NOR LESS THAN TEN DAYS PRIOR TO SUCH DIVIDEND PAYMENT DATE (EACH, A "DIVIDEND RECORD DATE").

                  (2) NO DIVIDENDS ON THE SERIES H PREFERRED STOCK SHALL BE DECLARED BY THE BOARD OF DIRECTORS OR PAID OR SET APART FOR PAYMENT BY THE CORPORATION AT SUCH TIME AS ANY AGREEMENT OF THE CORPORATION, INCLUDING ANY AGREEMENT RELATING TO ITS INDEBTEDNESS, PROHIBITS SUCH DECLARATION, PAYMENT, OR SETTING APART FOR PAYMENT OR PROVIDES THAT SUCH DECLARATION, PAYMENT, OR SETTING APART FOR PAYMENT WOULD CONSTITUTE A BREACH OF, OR A DEFAULT UNDER, SUCH AGREEMENT OR IF SUCH DECLARATION, PAYMENT, OR SETTING ASIDE SHALL BE RESTRICTED OR PROHIBITED BY LAW.

                  (3) DIVIDENDS ON THE SERIES H PREFERRED STOCK SHALL ACCRUE AND BE CUMULATIVE REGARDLESS OF WHETHER THE CORPORATION HAS EARNINGS, REGARDLESS OF WHETHER THERE ARE FUNDS LEGALLY AVAILABLE FOR THE PAYMENT OF SUCH DIVIDENDS, AND REGARDLESS OF WHETHER SUCH DIVIDENDS ARE DECLARED. ACCRUED BUT UNPAID DIVIDENDS ON THE SERIES H PREFERRED STOCK WILL ACCUMULATE AS OF THE DIVIDEND PAYMENT DATE ON WHICH THEY FIRST BECOME PAYABLE. EXCEPT AS PROVIDED IN THIS SUBPARAGRAPH (3), UNLESS FULL CUMULATIVE DIVIDENDS ON THE SERIES H

      PREFERRED STOCK HAVE BEEN OR CONTEMPORANEOUSLY ARE DECLARED AND PAID OR DECLARED AND A SUM SUFFICIENT FOR THE PAYMENT THEREOF IS SET APART FOR PAYMENT FOR ALL PAST DIVIDEND PERIODS AND THE THEN CURRENT DIVIDEND
      PERIOD: (i) NO DIVIDENDS (OTHER THAN IN SHARES OF JUNIOR STOCK) SHALL BE DECLARED BY THE BOARD OF DIRECTORS OR PAID OR SET ASIDE FOR PAYMENT NOR SHALL ANY OTHER DISTRIBUTION BE DECLARED OR MADE UPON THE COMMON STOCK, THE SERIES A PREFERRED STOCK, THE SERIES B PREFERRED STOCK, THE SERIES F PREFERRED STOCK, THE SERIES G PREFERRED STOCK OR ANY OTHER CLASS OR SERIES OF CAPITAL STOCK RANKING JUNIOR TO OR ON A PARITY WITH THE SERIES H PREFERRED STOCK AS TO DIVIDEND RIGHTS AND RIGHTS UPON LIQUIDATION, WINDING UP OR DISSOLUTION; AND (ii) NO SHARES OF COMMON STOCK, THE SERIES A PREFERRED STOCK, THE SERIES B PREFERRED STOCK, THE SERIES F PREFERRED STOCK, THE SERIES G PREFERRED STOCK OR ANY OTHER CLASS OR SERIES OF CAPITAL STOCK RANKING JUNIOR TO OR ON A PARITY WITH THE SERIES H PREFERRED STOCK AS TO DIVIDEND RIGHTS AND RIGHTS UPON LIQUIDATION, WINDING UP OR DISSOLUTION SHALL BE REDEEMED, PURCHASED, OR OTHERWISE ACQUIRED FOR ANY CONSIDERATION (NOR SHALL ANY MONEYS BE PAID TO OR MADE AVAILABLE FOR A SINKING FUND FOR THE REDEMPTION OF ANY SUCH SHARES) BY THE CORPORATION (EXCEPT BY CONVERSION INTO OR EXCHANGE FOR JUNIOR STOCK). WHEN DIVIDENDS ARE NOT PAID IN FULL (OR A SUM SUFFICIENT FOR SUCH FULL PAYMENT IS NOT SO SET APART) UPON THE SERIES H PREFERRED STOCK AND THE SHARES OF ANY OTHER SERIES OF PREFERRED STOCK RANKING ON A PARITY AS TO DIVIDENDS WITH THE SERIES H PREFERRED STOCK, ALL DIVIDENDS DECLARED UPON THE SERIES H PREFERRED STOCK AND ANY OTHER SERIES OF PREFERRED STOCK RANKING ON A PARITY AS TO DIVIDENDS WITH THE SERIES H PREFERRED STOCK SHALL BE DECLARED PRO RATA, SO THAT THE AMOUNT OF DIVIDENDS DECLARED PER SHARE OF SERIES H PREFERRED STOCK AND SUCH OTHER SERIES OF PREFERRED STOCK SHALL IN ALL CASES BEAR TO EACH OTHER THE SAME RATIO THAT ACCRUED DIVIDENDS PER SHARE ON THE SERIES H PREFERRED STOCK AND SUCH OTHER SERIES OF PREFERRED STOCK (WHICH SHALL NOT INCLUDE ANY ACCRUAL IN RESPECT OF UNPAID DIVIDENDS FOR PRIOR DIVIDEND PERIODS IF SUCH PREFERRED STOCK DOES NOT HAVE A CUMULATIVE DIVIDEND) BEAR TO EACH OTHER. NO INTEREST SHALL BE PAYABLE IN RESPECT OF ANY DIVIDEND PAYMENT ON THE SERIES H PREFERRED STOCK THAT MAY BE IN ARREARS. HOLDERS OF SHARES OF THE SERIES H PREFERRED STOCK SHALL NOT BE ENTITLED TO ANY DIVIDEND, WHETHER PAYABLE IN CASH, PROPERTY, OR STOCK, IN EXCESS OF FULL CUMULATIVE DIVIDENDS ON THE SERIES H PREFERRED STOCK AS PROVIDED ABOVE. ANY DIVIDEND PAYMENT MADE ON SHARES OF THE SERIES H PREFERRED STOCK SHALL FIRST BE CREDITED AGAINST THE EARLIEST ACCUMULATED BUT UNPAID DIVIDEND DUE WITH RESPECT TO SUCH SHARES THAT REMAINS PAYABLE.

                  (4) IF FOR ANY TAXABLE YEAR THE CORPORATION ELECTS TO DESIGNATE AS "CAPITAL GAINS DIVIDENDS" (AS DEFINED IN SECTION 857 OF THE
      CODE) ANY PORTION (THE "CAPITAL GAINS AMOUNT") OF THE DIVIDENDS

      PAID OR MADE AVAILABLE FOR THE YEAR TO HOLDERS OF ALL CLASSES OF CAPITAL STOCK (THE "TOTAL DIVIDENDS"), THEN THE PORTION OF THE CAPITAL GAINS AMOUNT THAT SHALL BE ALLOCABLE TO THE HOLDERS OF SERIES H PREFERRED STOCK SHALL BE THE AMOUNT THAT THE TOTAL DIVIDENDS PAID OR MADE AVAILABLE TO THE HOLDERS OF THE SERIES H PREFERRED STOCK FOR THE YEAR BEARS TO THE TOTAL DIVIDENDS.

            (e) SUBJECT TO THE RIGHTS OF ANY SENIOR PREFERRED STOCK, UPON ANY VOLUNTARY OR INVOLUNTARY LIQUIDATION, DISSOLUTION OR WINDING UP OF THE AFFAIRS OF THE CORPORATION, AND BEFORE ANY DISTRIBUTION OF ASSETS SHALL BE MADE IN RESPECT OF ANY JUNIOR STOCK, THE HOLDERS OF THE SERIES H PREFERRED STOCK SHALL BE ENTITLED TO BE PAID OUT OF THE ASSETS OF THE CORPORATION LEGALLY AVAILABLE FOR DISTRIBUTION TO ITS SHAREHOLDERS A LIQUIDATION PREFERENCE OF $25.00 PER SHARE IN CASH (OR PROPERTY HAVING A FAIR MARKET VALUE AS DETERMINED BY THE BOARD OF DIRECTORS VALUED AT $25.00 PER SHARE), PLUS AN AMOUNT EQUAL TO ANY ACCRUED BUT UNPAID DIVIDENDS TO THE DATE OF PAYMENT. AFTER PAYMENT OF THE FULL AMOUNT OF THE LIQUIDATING DISTRIBUTIONS TO WHICH THEY ARE ENTITLED, THE HOLDERS OF SERIES H PREFERRED STOCK SHALL HAVE NO RIGHT OR CLAIMS TO ANY OF THE REMAINING ASSETS OF THE CORPORATION. IN THE EVENT THAT, UPON SUCH VOLUNTARY OR INVOLUNTARY LIQUIDATION, DISSOLUTION OR WINDING-UP OF THE AFFAIRS OF THE CORPORATION, THE AVAILABLE ASSETS OF THE CORPORATION ARE INSUFFICIENT TO PAY THE AMOUNT OF THE LIQUIDATING DISTRIBUTIONS ON ALL OUTSTANDING SHARES OF SERIES H PREFERRED STOCK AND THE CORRESPONDING AMOUNTS PAYABLE ON ALL SHARES OF PARITY PREFERRED STOCK, THEN THE HOLDERS OF THE SERIES H PREFERRED STOCK AND PARITY PREFERRED STOCK SHALL SHARE RATABLY IN ANY SUCH DISTRIBUTION OF ASSETS IN PROPORTION TO THE FULL LIQUIDATING DISTRIBUTIONS TO WHICH THEY WOULD OTHERWISE BE RESPECTIVELY ENTITLED. NEITHER THE CONSOLIDATION OR MERGER OF THE CORPORATION WITH OR INTO ANY OTHER CORPORATION, TRUST, OR ENTITY (OR OF ANY OTHER CORPORATION WITH OR INTO THE CORPORATION) NOR THE SALE, LEASE, OR CONVEYANCE OF ALL OR SUBSTANTIALLY ALL OF THE PROPERTY OR BUSINESS OF THE CORPORATION SHALL BE DEEMED TO CONSTITUTE A LIQUIDATION, DISSOLUTION OR WINDING UP OF THE CORPORATION FOR THE PURPOSE OF THIS PARAGRAPH (e) OF THIS ITEM (VII). WRITTEN NOTICE OF ANY SUCH LIQUIDATION, DISSOLUTION OR WINDING UP OF THE CORPORATION, STATING THE PAYMENT DATE OR DATES WHEN, AND THE PLACE OR PLACES WHERE, THE AMOUNTS DISTRIBUTABLE IN SUCH CIRCUMSTANCES SHALL BE PAYABLE, SHALL BE GIVEN BY FIRST CLASS MAIL, POSTAGE PRE-PAID, NOT LESS THAN 30 NOR MORE THAN 60 DAYS PRIOR TO THE PAYMENT DATE STATED THEREIN, TO EACH RECORD HOLDER OF SHARES OF SERIES H PREFERRED STOCK AT THE RESPECTIVE ADDRESSES OF SUCH HOLDERS AS THE SAME SHALL APPEAR ON THE STOCK TRANSFER RECORDS OF THE CORPORATION.

            (f) (1) THE SERIES H PREFERRED STOCK IS NOT REDEEMABLE PRIOR TO JULY 1, 2010. ON AND AFTER JULY 1, 2010, THE CORPORATION, AT

      ITS OPTION UPON NOT LESS THAN 30 NOR MORE THAN 60 DAYS' WRITTEN NOTICE, MAY REDEEM SHARES OF THE SERIES H PREFERRED STOCK, IN WHOLE OR IN PART, AT ANY TIME AND FROM TIME TO TIME, FOR A CASH REDEMPTION PRICE OF $25.00 PER SHARE, PLUS ALL ACCRUED AND UNPAID DIVIDENDS TO THE DATE FIXED FOR REDEMPTION (EXCEPT AS PROVIDED BELOW).

                  (2) HOLDERS OF SERIES H PREFERRED STOCK TO BE REDEEMED SHALL SURRENDER SUCH SHARES AT THE PLACE DESIGNATED IN THE NOTICE OF REDEMPTION AND SHALL BE ENTITLED TO THE REDEMPTION PRICE AND ANY ACCRUED AND UNPAID DIVIDENDS PAYABLE UPON SUCH REDEMPTION FOLLOWING SUCH SURRENDER. IF NOTICE OF REDEMPTION HAS BEEN GIVEN AND IF THE CORPORATION HAS SET ASIDE IN TRUST THE FUNDS NECESSARY FOR THE REDEMPTION FOR THE BENEFIT OF THE HOLDERS OF THE SERIES H PREFERRED STOCK CALLED FOR REDEMPTION, THEN FROM AND AFTER THE REDEMPTION DATE: (i) DIVIDENDS SHALL CEASE TO ACCRUE ON SUCH SHARES OF SERIES H PREFERRED STOCK; (ii) SUCH SHARES OF SERIES H PREFERRED STOCK SHALL NO LONGER BE DEEMED OUTSTANDING; AND (iii) ALL RIGHTS OF THE HOLDERS OF SUCH SHARES SHALL TERMINATE, EXCEPT THE RIGHT TO RECEIVE THE REDEMPTION PRICE. IF LESS THAN ALL OF THE OUTSTANDING SERIES H PREFERRED STOCK IS TO BE REDEEMED, THE SERIES H PREFERRED STOCK TO BE REDEEMED SHALL BE SELECTED PRO RATA (AS NEARLY AS MAY BE PRACTICABLE WITHOUT CREATING FRACTIONAL SHARES) OR BY ANY OTHER EQUITABLE METHOD DETERMINED BY THE CORPORATION.

                  (3) UNLESS FULL CUMULATIVE DIVIDENDS ON ALL SHARES OF SERIES H PREFERRED STOCK SHALL HAVE BEEN OR CONTEMPORANEOUSLY ARE DECLARED AND PAID OR DECLARED AND A SUM SUFFICIENT FOR THE PAYMENT THEREOF SET APART FOR PAYMENT FOR ALL PAST DIVIDEND PERIODS AND THE THEN CURRENT DIVIDEND PERIOD, NO SHARES OF SERIES H PREFERRED STOCK SHALL BE REDEEMED UNLESS ALL OUTSTANDING SHARES OF SERIES H PREFERRED STOCK ARE SIMULTANEOUSLY REDEEMED, AND THE CORPORATION SHALL NOT PURCHASE OR OTHERWISE ACQUIRE DIRECTLY OR INDIRECTLY ANY SHARES OF SERIES H PREFERRED STOCK OR ANY CLASS OR SERIES OF CAPITAL STOCK RANKING JUNIOR TO OR ON A PARITY WITH THE SERIES H PREFERRED STOCK AS TO PAYMENT OF DIVIDENDS AND DISTRIBUTION OF ASSETS UPON LIQUIDATION, DISSOLUTION OR WINDING-UP OF THE CORPORATION (EXCEPT BY EXCHANGE FOR JUNIOR STOCK); HOWEVER, THE FOREGOING SHALL NOT PREVENT THE PURCHASE OR ACQUISITION OF SHARES OF SERIES H PREFERRED STOCK PURSUANT TO A PURCHASE OR EXCHANGE OFFER MADE ON THE SAME TERMS TO HOLDERS OF ALL OUTSTANDING SHARES OF SERIES H PREFERRED STOCK.

                  (4) NOTICE OF REDEMPTION SHALL BE MAILED BY THE CORPORATION, POSTAGE PREPAID, NOT LESS THAN 30 NOR MORE THAN 60 DAYS PRIOR TO THE REDEMPTION DATE, ADDRESSED TO THE RESPECTIVE HOLDERS OF RECORD OF THE SERIES H PREFERRED STOCK TO BE REDEEMED AT THEIR RESPECTIVE ADDRESSES AS THEY APPEAR ON THE STOCK TRANSFER RECORDS OF

      THE CORPORATION. NO FAILURE TO GIVE OR DEFECT IN SUCH NOTICE SHALL AFFECT THE VALIDITY OF THE PROCEEDINGS FOR THE REDEMPTION OF ANY SHARES OF SERIES H PREFERRED STOCK EXCEPT AS TO THE HOLDER TO WHOM NOTICE WAS DEFECTIVE OR NOT GIVEN. EACH NOTICE SHALL STATE: (I) THE REDEMPTION DATE; (II) THE REDEMPTION PRICE AND ACCRUED AND UNPAID DIVIDENDS PAYABLE ON THE REDEMPTION DATE; (III) THE NUMBER OF SHARES OF SERIES H PREFERRED STOCK TO BE REDEEMED; (IV) THE PLACE OR PLACES WHERE THE SERIES H PREFERRED STOCK IS TO BE SURRENDERED FOR PAYMENT OF THE REDEMPTION PRICE; AND (V) THAT DIVIDENDS ON THE SHARES TO BE REDEEMED WILL CEASE TO ACCRUE ON SUCH REDEMPTION DATE. IF FEWER THAN ALL SHARES OF THE SERIES H PREFERRED STOCK HELD BY ANY HOLDER ARE TO BE REDEEMED, THE NOTICE MAILED TO SUCH HOLDER SHALL ALSO SPECIFY THE NUMBER OF SHARES OF SERIES H PREFERRED STOCK TO BE REDEEMED FROM SUCH HOLDER.

                  (5) THE HOLDERS OF SERIES H PREFERRED STOCK AT THE CLOSE OF BUSINESS ON A DIVIDEND RECORD DATE SHALL BE ENTITLED TO RECEIVE THE DIVIDEND PAYABLE WITH RESPECT TO SUCH SERIES H PREFERRED STOCK ON THE CORRESPONDING DIVIDEND PAYMENT DATE NOTWITHSTANDING THE REDEMPTION THEREOF BETWEEN SUCH DIVIDEND RECORD DATE AND THE CORRESPONDING DIVIDEND PAYMENT DATE OR THE CORPORATION'S DEFAULT IN THE PAYMENT OF THE DIVIDEND DUE. EXCEPT AS PROVIDED ABOVE, THE CORPORATION WILL MAKE NO PAYMENT OR ALLOWANCE FOR UNPAID DIVIDENDS, REGARDLESS OF WHETHER IN ARREARS, ON CALLED SERIES H PREFERRED STOCK.

                  (6) THE SERIES H PREFERRED STOCK HAS NO STATED MATURITY AND SHALL NOT BE SUBJECT TO ANY SINKING FUND OR MANDATORY REDEMPTION. THE SERIES H PREFERRED STOCK IS NOT CONVERTIBLE INTO ANY OTHER SECURITIES OF THE CORPORATION, BUT IS SUBJECT TO THE EXCESS STOCK (AND ALL OTHER) PROVISIONS OF THIS ARTICLE III.

            (g) (1) EXCEPT AS MAY BE REQUIRED BY LAW OR AS OTHERWISE EXPRESSLY PROVIDED IN THIS ITEM (VII) OF THIS SUBSECTION (c) OF THIS SECTION 2 OF THIS ARTICLE III, THE HOLDERS OF SERIES H PREFERRED STOCK SHALL NOT BE ENTITLED TO VOTE. ON ALL MATTERS WITH RESPECT TO WHICH THE SERIES H PREFERRED STOCK IS ENTITLED TO VOTE, EACH SHARE OF SERIES H PREFERRED STOCK SHALL BE ENTITLED TO ONE VOTE.

                  (2) WHENEVER DIVIDENDS ON THE SERIES H PREFERRED STOCK ARE IN ARREARS (WHICH SHALL, WITH RESPECT TO ANY QUARTERLY DIVIDEND, MEAN THAT ANY SUCH DIVIDEND HAS NOT BEEN PAID IN FULL WHETHER OR NOT EARNED OR DECLARED) FOR SIX OR MORE QUARTERLY PERIODS (WHETHER CONSECUTIVE OR NOT), THE NUMBER OF DIRECTORS THEN CONSTITUTING THE BOARD OF DIRECTORS SHALL BE INCREASED BY TWO, AND THE HOLDERS OF SERIES H PREFERRED STOCK (VOTING SEPARATELY AS A CLASS WITH ALL OTHER

      SERIES OF PREFERRED STOCK UPON WHICH LIKE VOTING RIGHTS HAVE BEEN CONFERRED AND ARE EXERCISABLE ("VOTING PARITY PREFERRED")) SHALL HAVE THE RIGHT TO ELECT TWO DIRECTORS OF THE CORPORATION AT A SPECIAL MEETING CALLED BY THE HOLDERS OF RECORD OF AT LEAST 10% OF THE SERIES H PREFERRED STOCK OR AT LEAST 10% OF ANY OTHER VOTING PARITY PREFERRED SO IN ARREARS (UNLESS SUCH REQUEST IS RECEIVED LESS THAN 90 DAYS BEFORE THE DATE FIXED FOR THE NEXT ANNUAL OR SPECIAL MEETING OF THE SHAREHOLDERS) OR AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS, AND AT EACH SUBSEQUENT ANNUAL MEETING, UNTIL ALL DIVIDENDS ACCUMULATED ON THE SERIES H PREFERRED STOCK FOR THE PAST DIVIDEND PERIODS AND THE THEN CURRENT DIVIDEND PERIOD HAVE BEEN FULLY PAID OR DECLARED AND A SUM SUFFICIENT FOR THE PAYMENT OF SUCH DIVIDENDS HAS BEEN SET ASIDE FOR PAYMENT. IF AND WHEN ALL ACCUMULATED DIVIDENDS AND THE DIVIDEND FOR THE THEN CURRENT DIVIDEND PERIOD ON THE SERIES H PREFERRED STOCK SHALL HAVE BEEN PAID IN FULL OR SET ASIDE FOR PAYMENT IN FULL, THE HOLDERS OF THE SERIES H PREFERRED STOCK SHALL BE DIVESTED OF THE FOREGOING VOTING RIGHTS (BUT SUBJECT ALWAYS TO THE SAME PROVISION FOR THE VESTING OF SUCH VOTING RIGHTS IN THE CASE OF ANY SIMILAR FUTURE ARREARAGES IN SIX QUARTERLY DIVIDENDS), AND IF ALL ACCUMULATED DIVIDENDS AND THE DIVIDEND FOR THE THEN CURRENT PERIOD HAVE BEEN PAID IN FULL OR SET ASIDE FOR PAYMENT IN FULL ON ALL SERIES OF VOTING PARITY PREFERRED, THE TERM OF OFFICE OF EACH DIRECTOR SO ELECTED BY THE HOLDERS OF THE SERIES H PREFERRED STOCK AND THE VOTING PARITY PREFERRED SHALL TERMINATE.

                  (3) AS LONG AS ANY SHARES OF SERIES H PREFERRED STOCK REMAIN OUTSTANDING, THE CORPORATION SHALL NOT, WITHOUT THE AFFIRMATIVE VOTE OR CONSENT OF THE HOLDERS OF AT LEAST TWO-THIRDS OF THE OUTSTANDING SHARES OF SERIES H PREFERRED STOCK (VOTING AS A SEPARATE CLASS); (i) AUTHORIZE OR CREATE, OR INCREASE THE AUTHORIZED OR ISSUED AMOUNT OF, ANY CAPITAL STOCK RANKING SENIOR TO THE SERIES H PREFERRED STOCK WITH RESPECT TO THE PAYMENT OF DIVIDENDS OR THE DISTRIBUTION OF ASSETS UPON LIQUIDATION, DISSOLUTION, OR WINDING UP OR RECLASSIFY ANY AUTHORIZED CAPITAL STOCK INTO, OR CREATE, AUTHORIZE, OR ISSUE ANY OBLIGATION OR SECURITY CONVERTIBLE INTO, EXCHANGEABLE FOR OR EVIDENCING THE RIGHT TO PURCHASE, ANY SUCH SHARES; OR
      (ii) AMEND, ALTER, OR REPEAL THE PROVISIONS OF THESE RESTATED ARTICLES OF INCORPORATION, AS AMENDED, WHETHER BY MERGER, CONSOLIDATION OR OTHERWISE (AN "EVENT"), SO AS TO MATERIALLY AND ADVERSELY AFFECT ANY RIGHT, PREFERENCE, PRIVILEGE, OR VOTING POWER OF THE SERIES H PREFERRED STOCK OR THE HOLDERS THEREOF; HOWEVER, AS LONG AS THE SERIES H PREFERRED STOCK REMAINS OUTSTANDING WITH ITS TERMS MATERIALLY UNCHANGED, TAKING INTO ACCOUNT THAT UPON THE OCCURRENCE OF AN EVENT, THE CORPORATION MAY NOT BE THE SURVIVING ENTITY, THE OCCURRENCE OF AN EVENT DESCRIBED IN CLAUSE (ii) ABOVE OF THIS SUBPARAGRAPH (3) SHALL NOT BE DEEMED TO MATERIALLY AND ADVERSELY AFFECT SUCH RIGHTS, PREFERENCES, PRIVILEGES, OR VOTING POWER OF THE HOLDERS OF SERIES H PREFERRED STOCK,

      AND (x) ANY INCREASE IN THE AMOUNT OF THE AUTHORIZED PREFERRED STOCK OR THE CREATION OR ISSUANCE OF ANY OTHER SERIES OF PREFERRED STOCK, OR (y) ANY INCREASE IN THE AMOUNT OF AUTHORIZED SHARES OF THE SERIES H PREFERRED STOCK OR ANY OTHER SERIES OF PREFERRED STOCK, IN THE CASE OF EITHER (x) OR
      (y) RANKING ON A PARITY WITH OR JUNIOR TO THE SERIES H PREFERRED STOCK WITH RESPECT TO PAYMENT OF DIVIDENDS OR THE DISTRIBUTION OF ASSETS UPON LIQUIDATION, DISSOLUTION, OR WINDING UP, SHALL NOT BE DEEMED TO MATERIALLY AND ADVERSELY AFFECT SUCH RIGHTS, PREFERENCES, PRIVILEGES, OR VOTING POWERS.

                  (4) NOTWITHSTANDING THE FOREGOING, THE SERIES H PREFERRED STOCK SHALL NOT BE ENTITLED TO VOTE, AND THE FOREGOING VOTING PROVISIONS SHALL NOT APPLY, IF AT OR PRIOR TO THE TIME WHEN THE ACT WITH RESPECT TO WHICH SUCH VOTE WOULD OTHERWISE BE REQUIRED IS EFFECTED, ALL OUTSTANDING SHARES OF THE SERIES H PREFERRED STOCK HAVE BEEN REDEEMED OR CALLED FOR REDEMPTION, AND SUFFICIENT FUNDS HAVE BEEN DEPOSITED IN TRUST FOR THE BENEFIT OF THE HOLDERS OF THE SERIES H PREFERRED STOCK TO EFFECT SUCH REDEMPTION.

(d) Restrictions on Transfer.

      (i) Definitions. The following terms shall have the following meanings for purposes of these Amended and Restated Articles of Incorporation:

            "Affiliate" and "Affiliates" mean, (i) with respect to any individual, any member of such individual's Immediate Family, a Family Trust with respect to such individual, and any Person (other than an individual) in which such individual and/or his Affiliate(s) owns, directly or indirectly, more than 50% of any class of Equity Security or of the aggregate Beneficial Interest of all beneficial owners, or in which such individual or his Affiliate is the sole general partner, or is the sole managing general partner, or which is controlled by such individual and/or his Affiliates; and (ii) with respect to any Person (other than an individual), any Person (other than an individual) which controls, is controlled by, or is under common control with, such Person, and any individual who is the sole general partner or the sole managing general partner in, or who controls, such Person. The terms "Affiliated" and "Affiliated with" shall have the correlative meanings.

            "Beneficial Interest" means an interest, whether as partner, joint venturer, cestui que trust, or otherwise, a contract right, or a legal or equitable position under or by which the possessor participates in the economic or other results of the Person (other than an individual) to which such interest, contract right, or position relates.

            "Beneficial Ownership" means ownership of shares of Capital Stock (including Capital Stock that may be acquired upon conversion of

Debentures) (i) by a Person who owns such shares of Capital Stock in his own name or is treated as an owner of such shares of Capital Stock constructively through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3)(A) of the Code; or (ii) by a person who falls within the definition of "Beneficial Owner" under Section 776(4) of the Act. The terms "Beneficial Owner", "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

            "Capital Stock" means the Common Stock and the Preferred Stock, including shares of Common Stock and Preferred Stock that have become Excess Stock.

            "Charitable Proceeds" means the amounts due from time to time to the Designated Charity, consisting of (i) dividends or other distributions, including capital gain distributions (but not including liquidating distributions not otherwise within the definition of Excess Liquidation Proceeds), paid with respect to Excess Stock, (ii) in the case of a sale of Excess Stock, the excess, if any, of the Net Sales Proceeds over the amount due to the Purported Transferee as determined under Item (iii)(b) of Subsection (e) of this Section 2 of this Article III, and (iii) in the case of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Excess Liquidation Proceeds.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Constructive Ownership" means ownership of shares of Capital Stock (including Capital Stock that may be acquired upon conversion of Debentures) by a Person who owns such shares of Capital Stock in his own name or would be treated as an owner of such shares of Capital Stock constructively through the application of Section 318 of the Code, as modified by Section 856 (d)(5) of the Code. The terms "Constructive Owner", "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

            "Control(s)" (and its correlative terms "Controlled By" and "Under Common Control With") means, with respect to any Person (other than an individual), possession by the applicable Person or Persons of the power, acting alone (or solely among such applicable Person or Persons, acting together), to designate and direct or cause the designation and direction of the management and policies thereof, whether through the ownership of voting securities, by contract, or otherwise.

            "Debentures" means any convertible debentures or other convertible debt securities issued by the Corporation from time to time.

            "Demand" means the written notice to the Purported Transferee demanding delivery to the Designated Agent of (i) all certificates or other evidence of ownership of shares of Excess Stock and (ii) Excess Share Distributions. Any reference to "the date of the Demand" means the date upon which the Demand is mailed or otherwise transmitted by the Corporation.

            "Designated Agent" means the agent designated by the Board of Directors, from time to time, to act as attorney-in-fact for the Designated Charity and to take delivery of certificates or other evidence of ownership of shares of Excess Stock and Excess Share Distributions from a Purported Transferee.

            "Designated Charity" means any one or more organizations described in Sections 501(c)(3) and 170(c) of the Code, as may be designated by the Board of Directors from time to time to receive any Charitable Proceeds.

            "Equity Security" has the meaning ascribed to it in the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder (and any successor laws, rules and regulations of similar import).

            "Excess Liquidation Proceeds" means, with respect to shares of Excess Stock, the excess, if any, of (i) the amount which would have been due to the Purported Transferee pursuant to Subsection (a)(ii) of this Section 2 of this Article III with respect to such stock in the case of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation if the Transfer had been valid under Item (ii) of this Subsection (d) of this Section 2 of this Article III, over (ii) the amount due to the Purported Transferee as determined under Item (iii)(b)(2) of Subsection (e) of this Section 2 of this
Article III.

            "Excess Share Distributions" means dividends or other distributions, including, without limitation, capital gain distributions and liquidating distributions, paid with respect to shares of Excess Stock.

            "Excess Stock" means shares of Common Stock and shares of Preferred Stock that have been automatically converted to Excess Stock pursuant to the provisions of Item (iii) of this Subsection (d) of this Section 2 of this
Article III, and which are subject to the provisions of Subsection (e) of this
Section 2 of this Article III.

            "Existing Holder" means (i) the General Motors Hourly-Rate Employes Pension Trust, (ii) the General Motors Salaried Employes Pension Trust (such trusts referred to in (i) or (ii) are hereinafter referred to as "GMPTS"), (iii) the AT&T Master Pension Trust, (iv) any nominee of the foregoing, and (v) any Person to whom an Existing Holder transfers Beneficial Interest of Regular Capital Stock if (x) the result of such transfer would be to cause the transferee to Beneficially Own shares of Regular Capital Stock in excess of the greater of the Ownership Limit or any pre-existing Existing Holder Limit with respect to such transferee (such excess being herein referred to as the "Excess Amount") and (y) the transferor Existing Holder, by notice to the Corporation in connection with such transfer, designates such transferee as a successor Existing Holder (it being understood that, upon any such transfer, the Existing Holder Limit for the transferor Existing Holder shall be reduced by the Excess Amount and the then applicable Ownership Limit or Existing Holder Limit for the transferee Existing Holder shall be increased by such Excess.

            "Existing Holder Limit" (i) for any Existing Holder who is an Existing Holder by virtue of Clauses (i) and (ii) of the definition thereof means the greater of (x) 9.9% of the outstanding Capital Stock, reduced (but not below the Ownership Limit) by any Excess Amount transferred in accordance with clause (v) of the definition of Existing Holder and (y) 4,365,713 shares of Regular Capital Stock (as adjusted to reflect any increase in the number of outstanding shares as the result of a stock dividend or any increase or decrease in the number of outstanding shares resulting from a stock split or reverse stock split), reduced (but not below the Ownership Limit) by any Excess Amount transferred in accordance with clause (v) of the definition of Existing Holder,
(ii) for any Existing Holder who is an Existing Holder by virtue of Clause (iii) of the definition thereof means the greater of (x) 13.74% of the outstanding Capital Stock, reduced (but not below the Ownership Limit) by any Excess Amount transferred in accordance with clause (v) of the definition of Existing Holder and (y) 6,059,080 shares of Regular Capital Stock (as adjusted to reflect any increase in the number of outstanding shares as the result of a stock dividend or any increase or decrease in the number of outstanding shares resulting from a stock split or reverse stock split), reduced (but not below the Ownership Limit) by any Excess Amount transferred in accordance with Clause (v) of the definition of Existing Holder, (iii) for any Existing Holder who is an Existing Holder by virtue of Clause (iv) of the definition thereof means the percentage of the outstanding Capital Stock or the number of shares of the outstanding Regular Capital Stock that the Beneficial Owner for whom the Existing Holder is acting as nominee is permitted to own under this definition, and (iv) for any Existing Holder who is an Existing Holder by virtue of Clause (v) of the definition thereof means the greater of (x) a percentage of the outstanding Capital Stock equal to the Ownership Limit or pre-existing Existing Holder Limit applicable to such Person plus the Excess Amount transferred to such Person pursuant to clause
(v) of the definition of Existing Holder and (y) the number of shares of outstanding Regular Capital Stock equal to the Ownership Limit or pre-existing Existing Holder Limit applicable to such Person plus the Excess Amount transferred to such Person pursuant to clause (v) of the definition of Existing Holder.

            "Family Trust" means, with respect to an individual, a trust for the benefit of such individual or for the benefit of any member or members of such individual's Immediate Family or for the benefit of such individual and any member or members of such individual's Immediate Family (for the purpose of determining whether or not a trust is a Family Trust, the fact that one or more of the beneficiaries (but not the sole beneficiary) of the trust includes a Person or

Persons, other than a member of such individual's Immediate Family, entitled to a distribution after the death of the settlor if he, she, it, or they shall have survived the settlor of such trust and/or includes an organization or organizations exempt from federal income taxes pursuant to the provisions of
Section 501(a) of the Code and described in Section 501(c)(3) of the Code, shall be disregarded); provided, however, that in respect of transfers by way of testamentary or inter vivos trust, the trustee or trustees shall be solely such individual, a member or members of such individual's Immediate Family, a responsible financial institution and/or an attorney that is a member of the bar of any state in the United States.

            "Immediate Family" means, with respect to a Person, (i) such Person's spouse (former or then current), (ii) such Person's parents and grandparents, and (iii) ascendants and descendants (natural or adoptive, of the whole or half blood) of such Person's parents or of the parents of such Person's spouse (former or then current).

            "Look Through Entity" means any Person that (i) is not an individual or an organization described in Sections 401(a), 501(c)(17), or 509(a) of the Code or a portion of a trust permanently set aside or to be used exclusively for the purposes described in Section 642(c) of the Code or a corresponding provision of a prior income tax law, and (ii) provides the Corporation with (a) a written affirmation and undertaking, subject only to such exceptions as are acceptable to the Corporation in its sole discretion, that (x) it is not an organization described in Sections 401(a), 501(c)(17) or 509(a) of the Code or a portion of a trust permanently set aside or to be used exclusively for the purposes described in Section 642(c) of the Code or a corresponding provision of a prior income tax law, (y) after the application of the rules for determining stock ownership, as set forth in Section 544(a) of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3)(A) of the Code, no "individual" would own, Beneficially or Constructively, more than the then-applicable Ownership Limit, taking into account solely for the purpose of determining such "individual's" ownership for the purposes of this clause (y) (but not for determining whether such "individual" is in compliance with the Ownership Limit for any other purpose) only such "individual's" Beneficial and Constructive Ownership derived solely from such Person and (z) it does not Constructively Own 10% or more of the equity of any tenant with respect to real property from which the Corporation or TRG receives or accrues any rent from real property, and (b) such other information regarding the Person that is relevant to the Corporation's qualifications to be taxed as a REIT as the Corporation may reasonably request.

            "Market Price" means, with respect to any class or series of shares of Regular Capital Stock, the last reported sales price of such class or series of shares reported on the New York Stock Exchange on the trading day immediately preceding the relevant date, or if such class or series of shares of Regular Capital Stock is not then traded on the New York Stock Exchange, the last reported sales price of such class or series of shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which such class or series of shares may be traded, or if such class or series of shares of Regular Capital Stock is not then traded over any exchange or quotation system, then the market price of such class or series of shares on the relevant date as determined in good faith by the Board of Directors of the Corporation.

            "Net Sales Proceeds" means the gross proceeds received by the Designated Agent upon a sale of Regular Capital Stock that has become Excess Stock, reduced by (i) all expenses (including, without limitation, any legal expenses or fees) incurred by the Designated Agent in obtaining possession of
(x) the certificates or other evidence of ownership of the Regular Capital Stock that had become Excess Stock and (y) any Excess Share Distributions, and (ii) any expenses incurred in selling or transferring such shares (including, without limitation, any brokerage fees, commissions, stock transfer taxes or other transfer fees or expenses).

            "Ownership Limit" means 8.23% of the value of the outstanding Capital Stock of the Corporation.

            "Person" means (a) an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and (b) also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder (and any successor laws, rules and regulations of similar import).

            "Purported Transferee" means, with respect to any purported Transfer which results in Excess Stock, the purported beneficial transferee for whom the shares of Regular Capital Stock would have been acquired if such Transfer had been valid under Item (ii) of this Subsection (d) of this Section 2 of this
Article III.

            "Regular Capital Stock" means shares of Common Stock and Preferred Stock that are not Excess Stock.

            "REIT" means a Real Estate Investment Trust defined in Section 856 of the Code.

            "Transfer" means any sale, transfer, gift, assignment, devise or other disposition of Capital Stock, (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or for Capital Stock), whether voluntary or involuntary, whether of record or beneficial ownership, and whether by operation of law or otherwise.

            (ii)  Restriction on Transfers.

                  (a) Except as provided in Item (viii) of this Subsection (d)
            of this Section 2 of this Article III, no Person (other than an Existing Holder) shall Beneficially Own or Constructively Own shares of Capital Stock having an aggregate value in excess of the Ownership Limit, and No Existing Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Existing Holder Limit for such Existing Holder.

                  (b) Except as provided in Item (viii) of this Subsection (d)
            of this Section 2 of this Article III, any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning or Constructively Owning shares of Regular Capital Stock having an aggregate value in excess of the Ownership Limit shall be void ab initio as to the Transfer of such shares which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such shares.

                  (c) Except as provided in Item (viii) of this Subsection (d)
            of this Section 2 of this Article III, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning or Constructively Owning shares of Regular Capital Stock in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of such shares which would be otherwise Beneficially Owned or Constructively Owned by such Existing Holder in excess of the applicable Existing Holder Limit, and such Existing Holder shall acquire no rights in such shares.

                  (d) Except as provided in Item (viii) of this Subsection (d)
            of this Section 2 of this Article III, any Transfer that, if effective, would result in the Capital Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such shares which would be otherwise beneficially owned by the transferee, and the intended transferee shall acquire no rights in such shares.

                  (e) Any Transfer that, if effective, would result in the
            Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the shares of Regular Capital Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares.

                  (f) In determining the shares which any Person Beneficially
            Owns (or would Beneficially Own following a purported Transfer) or Constructively Owns (or would Constructively Own following a purported Transfer) for purposes of applying the limitations contained in Paragraphs (a), (b), (c), (d) and (e) of this Item (ii) of this Subsection (d) of this Article III:

                        (1) shares of Capital Stock that may be acquired upon
            conversion of Debentures Beneficially Owned or Constructively Owned by such Person, but not shares of Capital Stock issuable upon conversion of Debentures held by others, are deemed to be outstanding.

                        (2) a pension trust shall be treated as owning all
            shares of Capital Stock (including Capital Stock that may be acquired upon conversion of Debentures) as are (x) owned in its own name or with respect to which it is treated as an owner constructively through the application of Section 544 of the Code as modified by Section 856(h)(1)(B) of the Code but not by Section 856(h)(3)(A) of the Code and (y) owned by, or treated as owned by, constructively through the application of Section 544 of the Code as modified by Section 856(h)(1)(B) of the Code but not by Section 856(h)(3)(A) of the Code, all pension trusts sponsored by the same employer as such pension trust or sponsored by any of such employer's Affiliates. Notwithstanding the foregoing, (y) above shall not apply in the case of either Motors Insurance Corporation and its subsidiaries (collectively, "MIC") or any pension trusts sponsored by the General Motors Corporation, a Delaware corporation ("GMC"), or the American Telephone and Telegraph Company, a New York corporation ("AT&T"), or by any of their respective Affiliates, provided that with respect to MIC and each such pension trust sponsored by GMC, AT&T or any of their respective Affiliates, other than the Existing Holders described in (i) through (iii) in the definition thereof, all of the following conditions are met: (i) each such pension trust is administered, and will continue to be administered, by persons who do not serve in an administrative or other capacity to any other such pension trust sponsored by GMC or any Affiliate of GMC or AT&T or any Affiliate of AT&T, as applicable, including the Existing Holders described in (i) through
            (iv) in the definition thereof, (it being understood that the fact that any two such pension trusts may have in common one or more, but less than a majority, of the persons having ultimate investment authority for such pension trusts shall not cause such trusts to be treated as one Person, provided that they are otherwise separately administered as hereinbefore described), (ii) day to day investment decisions with respect to MIC are made by a person or persons different than the person or persons who make such decisions for the pension trusts sponsored by GMC or its affiliates, including the Existing Holders described in (i), (ii) and, in respect of (i) and
            (ii), item (iv) in the definition thereof, (although MIC and the pension trusts sponsored by GMC may have in common the person or persons with ultimate investment authority for such entities), and the investment of MIC in the Corporation does not exceed 2% of the value of the outstanding Capital Stock of the Corporation, (iii) neither MIC nor any such pension trust acts or will act, in concert with MIC, any other pension trust sponsored by GMC or any Affiliate of GMC or AT&T or any Affiliate of AT&T, as applicable, including the Existing Holders described in (i) through (iv) in the definition thereof, with respect to its investment in the Corporation, and (iv) as from time to time requested by the Corporation, MIC and each pension trust shall provide the Corporation with a representation and undertaking in writing to the foregoing effect.

                        (3) If there are two or more classes of stock then
            outstanding, the total value of the outstanding Capital Stock shall be allocated among the different classes and series according to the relative value of each class or series, as determined by reference to the Market Price per share of each such class or series, using the date on which the Transfer occurs as the relevant date, or the effective date of the change in capital structure as the relevant date, as appropriate.

                  (g) If any shares are transferred resulting in a violation of the Ownership Limit or Paragraphs (b), (c), (d) or (e) of this Item
            (ii) of this Subsection (d) of this Section 2 of this Article III, such Transfer shall be valid only with respect to such amount of shares transferred as does not result in a violation of such limitations, and such Transfer otherwise shall be null and void ab initio.

            (iii) Conversion to Excess Stock.

                  (a) If, notwithstanding the other provisions contained in this
            Article III, at any time there is a purported Transfer or other change in the capital structure of the Corporation such that any Person (other than an Existing Holder) would Beneficially Own or any Person (other than an Existing Holder) would Constructively Own shares of Regular Capital Stock in excess of the Ownership Limit, or that any Person who is an Existing Holder would Beneficially Own or any Person who is an Existing Holder would Constructively Own shares of Regular Capital Stock in excess of the Existing Holder Limit, then, except as otherwise provided in Item (viii) of this Subsection
            (d) of this Section 2 of this Article III, such shares of Common Stock or Preferred Stock, or both, in excess of the Ownership Limit or Existing Holder Limit, as the case may be, (rounded up to the nearest whole share) shall automatically become Excess Stock.

            Such conversion shall be effective as of the close of business on the business day prior to the date of the Transfer or change in capital structure.

                  (b) If, notwithstanding the other provisions contained in this
            Article III, at any time, there is a purported Transfer or other change in the capital structure of the Corporation which, if effective, would cause the Corporation to become "closely held" within the meaning of Section 856(h) of the Code then the shares of Common Stock or Preferred Stock, or both, being Transferred which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code or held by a Person in excess of that Person's Ownership Limit or Existing Holder Limit, as applicable (rounded up to the nearest whole share) shall automatically become Excess Stock. Such conversion shall be effective as of the close of business on the business day prior to the date of the Transfer or change in capital structure.

                  (c) Shares of Excess Stock shall be issued and outstanding stock of the Corporation. The Purported Transferee shall have no rights in such shares of Excess Stock except as provided in Subsection (e) of this Section 2 of this Article III.

            (iv) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares in violation of Item (ii) of this Subsection
      (d) of this Section 2 of this Article III, or any Person who is a transferee such that Excess Stock results under Item (iii) of this Subsection (d) of this Section 2 of this Article III, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request regarding such Person's ownership of Capital Stock.

            (v) Owners Required to Provide Information.

                  (a) Every Beneficial Owner of more than 5% (or such other
            percentage, as provided in the applicable regulations adopted under Sections 856 through 859 of the Code) of the outstanding shares of the Capital Stock of the Corporation shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner, the number of shares Beneficially Owned and Constructively Owned, and a full description of how such shares are held. Every Beneficial Owner shall, upon demand by the Corporation, disclose to the Corporation in writing such additional information with respect to the Beneficial Ownership and Constructive Ownership of the Capital Stock as the Board of Directors deems appropriate or necessary (i) to comply with the provisions of the Code, regarding the qualification of the Corporation as a REIT under the Code, and (ii) to ensure compliance with the Ownership Limit or the Existing Holder Limit.

                  (b) Any Person who is a Beneficial Owner or Constructive Owner
            of shares of Capital Stock and any Person (including the shareholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner, and any proposed transferee of shares, upon the determination by the Board of Directors to be reasonably necessary to protect the status of the Corporation as a REIT under the Code, shall provide a statement or affidavit to the Corporation, setting forth the number of shares of Capital Stock already Beneficially Owned or Constructively Owned by such shareholder or proposed transferee and any related person specified, which statement or affidavit shall be in the form prescribed by the Corporation for that purpose.

            (vi) Remedies Not Limited. Subject to Subsection (h) of this Section 2 of this Article III, nothing contained in this Article III shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable (i) to protect the Corporation and the interests of its shareholders in the preservation of the Corporation's status as a REIT, and (ii) to insure compliance with the Ownership Limit and the Existing Holder Limit.

            (vii) Determination. Any question regarding the application of any of the provisions of this Subsection (d) of this Section 2 of this Article III, including any definition contained in Item (i) of this Subsection (d) of this Section 2 of this Article III, shall be determined or resolved by the Board of Directors and any such determination or resolution shall be final and binding on the Corporation, its shareholders, and all parties in interest.

            (viii) Exceptions. The Board of Directors, upon advice from, or an opinion from, Counsel, may exempt a Person from the Ownership Limit if such Person is a Look Through Entity, provided, however, in no event may any such exception cause such Person's ownership, direct or indirect (without taking into account such Person's ownership of interests in TRG), to exceed 9.9% of the value of the outstanding Capital Stock.

            For a period of 90 days following the purchase of Regular Capital Stock by an underwriter that (i) is a Look Through Entity and (ii) participates in a public offering of the Regular Capital Stock, such underwriter shall not be subject to the Ownership Limit with respect to the Regular Capital Stock purchased by it as a part of such public offering.

      (e)   Excess Stock.

            (i) Surrender of Excess Stock to Designated Agent. Within thirty business days of the date upon which the Corporation determines that shares have become Excess Stock, the Corporation, by written notice to the Purported Transferee, shall demand that any certificate or other evidence of ownership of the shares of Excess Stock be immediately surrendered to the Designated Agent (the "Demand").

                  (ii) Excess Share Distributions. The Designated Agent shall be entitled to receive all Excess Share Distributions. The Purported Transferee of Regular Capital Stock that has become Excess Stock shall not be entitled to any dividends or other distributions, including, without limitation, capital gain distributions, with respect to the Excess Stock. Any Excess Share Distributions paid to a Purported Transferee shall be remitted to the Designated Agent within thirty business days after the date of the Demand.

                  (iii) Restrictions on Transfer; Sale of Excess Stock.

                        (a) Excess Stock shall be transferable by the Designated
                  Agent as attorney-in-fact for the Designated Charity. Excess Stock shall not be transferable by the Purported Transferee.

                        (b) Upon delivery of the certificates or other evidence
                  of ownership of the shares of Excess Stock to the Designated Agent, the Designated Agent shall immediately sell such shares in an arms-length transaction (over the New York Stock Exchange or such other exchange over which the shares of the applicable class or series of Regular Capital Stock may then be traded, if practicable), and the Purported Transferee shall receive from the Net Sales Proceeds, the lesser of:

                              (1) the Net Sales Proceeds; or

                              (2) the price per share that such Purported
                        Transferee paid for the Regular Capital Stock in the purported Transfer that resulted in the Excess Stock, or if the Purported Transferee did not give value for such shares (because the Transfer was, for example, through a gift, devise or other transaction), a price per share equal to the Market Price determined using the date of the purported Transfer that resulted in the Excess Stock as the relevant date.

                        (c) If some or all of the shares of Excess Stock have
                  been sold prior to receiving the Demand, such sale shall be deemed to been made for the benefit of and as the agent for the Designated Charity. The Purported Transferee shall pay to the Designated Agent, within thirty business days of the date of the Demand, the entire gross proceeds realized upon such sale. Notwithstanding the preceding sentence, the Designated Agent may grant written permission to the Purported Transferee to retain an amount from the gross proceeds equal to the amount the Purported Transferee would have been entitled to receive had the Designated Agent sold the shares as provided in Item (iii)(b) of this Subsection (e) of this Section 2 of this Article III.

                        (d) The Designated Agent shall promptly pay to the
                  Designated Charity any Excess Share Distributions recovered by the Designated Agent and the excess, if any, of the Net Sales Proceeds over the amount due to the Purported Transferee as provided in Item (iii)(b) of this Subsection (e) of this
                  Section 2 of this Article III.

                  (iv) Voting Rights. The Designated Agent shall have the
            exclusive right to vote all shares of Excess Stock as the attorney-in-fact for the Designated Charity. The Purported Transferee shall not be entitled to vote such shares (except as required by applicable law). Notwithstanding the foregoing, votes erroneously cast by a Prohibited Transferee shall not be invalidated in the event that the Corporation has already taken irreversible corporate action to effect a reorganization, merger, sale or dissolution of the Corporation.

                  (v) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of the Corporation, a Purported Transferee shall be entitled to receive the lesser of (i) that amount which would have been due to such Purported Transferee had the Designated Agent sold the shares of Excess Stock as provided in Item (iii)(b) of this Subsection (e) of this Section 2 of this
            Article III and (ii) that amount which would have been due to the Purported Transferee if the Transfer had been valid under Item (ii) of Subsection (d) of this Section 2 of this Article III, determined
            (A) in the case of Common Stock, pursuant to Subsection (a)(ii) of this Section 2 of this Article III, and (B) in the case of Preferred Stock, pursuant to the provisions of these Amended and Restated Articles of Incorporation, amended as authorized by Section 1 of this Article III, which sets forth the liquidation rights of such class or series of Preferred Stock. With respect to shares of Excess Stock, a Purported Transferee shall not have any rights to share in the assets of the Corporation upon the liquidation, dissolution or winding up of the Corporation other than the right to receive the amount determined in the preceding sentence and shall not be entitled to any preference or priority (as a creditor of the Corporation) over the holders of the shares of Regular Capital Stock. Any Excess Liquidation Proceeds shall be paid to the Designated Charity.

                  (vi) Action by Corporation to Enforce Transfer Restrictions.
            If the Purported Transferee fails to deliver the certificates or other evidence of ownership and all Excess Share Distributions to the Designated Agent within thirty business days of the date of Demand, the Corporation shall take such legal action to enforce the provisions of this Article III as may be permitted under applicable law.

            (f) Legend. Each certificate for Capital Stock shall bear the following legend:

                  "The Amended and Restated Articles of Incorporation, as the same may be amended (the "Articles"), impose certain restrictions on the transfer and ownership of the shares represented by this Certificate based upon the percentage of the outstanding shares owned by the shareholder. At no charge, any shareholder may receive a written statement of the restrictions on transfer and ownership that are imposed by the Articles."

            (g) Severability. If any provision of this Article III or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

            (h) New York Stock Exchange Settlement. Nothing contained in these Amended and Restated Articles of Incorporation shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or of any other stock exchange on which shares of the Common Stock or class or series of Preferred Stock may be listed, or of the Nasdaq National Market (if the shares are quoted on such Market) and which has conditioned such listing or quotation on the inclusion in the Corporation's Amended and Restated Articles of Incorporation of a provision such as this Subsection (h). The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of this Article III and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article III.

                                   ARTICLE IV
                     REGISTERED OFFICE AND REGISTERED AGENT

      1.    Registered Office.

      The address and mailing address of the registered office of the Corporation is 500 North Woodward Avenue, Suite 100, Bloomfield Hills, Michigan 48304.

      2.    Resident Agent.

      The resident agent for service of process on the Corporation at the registered office is Jeffrey H. Miro.

                                    ARTICLE V
                      PLAN OF COMPROMISE OR REORGANIZATION

      When a compromise or arrangement or a plan of reorganization of the Corporation is proposed between the Corporation and its creditors or any class of them or between the Corporation and its shareholders or any class of them, a court of equity jurisdiction within the State of Michigan, on application of the Corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the Corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 75% in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of the Corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on the Corporation.

                                   ARTICLE VI
                                    DIRECTORS

      For so long as the Corporation has the right to designate, pursuant to The Amended and Restated Agreement of Limited Partnership of TRG (as the same may be amended, the Partnership Agreement"), members of the committee of TRG that have the power to approve or propose all actions, decisions, determinations, designations, delegations, directions, appointments, consents, approvals, selections, and the like to be taken, made or given, with respect to TRG, its business and its properties as well as the management of all affairs of TRG (the "Partnership Committee"), the Board of Directors shall consist of, except during the period of any vacancy between annual meetings of the shareholders, that number of members as are set forth in the By-Laws of the Corporation of which, except during the period of any vacancy between annual meetings of the shareholders, not less than 40% (rounded up to the next whole number) of the members shall be Independent Directors (as hereinafter defined), and, thereafter, the Board of Directors shall consist of, except during the period of any vacancy between annual meetings of the shareholders, that number of members as are set forth in the By-Laws of the Corporation. For purposes of this Article VI, "Independent Director" shall mean an individual who is neither one of the following named persons nor an employee, beneficiary, principal, director, officer or agent of, or a general partner in, or limited partner (owning in excess of 5% of the Beneficial Interest) or shareholder (owning in excess of 5% of the Beneficial Interest) in, any such named Person: (i) for so long as TG Partners Limited Partnership, a Delaware limited partnership, has the right to appoint one or more Partnership Committee members, A. Alfred Taubman and any Affiliate of A. Alfred Taubman or any member of his Immediate Family, (ii) for so long as Taub-Co Management, Inc., a Michigan corporation (formerly The Taubman Company, Inc. ("T-Co")) has the right to appoint one or more Partnership Committee members, T-Co or an Affiliate of T-Co, (iii) for so long as a Taubman Transferee (as hereinafter defined) has the right to appoint one or more Partnership Committee members, a Taubman Transferee, or an Affiliate of such Taubman Transferee, (iv) for so long as GMPTS has the right to appoint one or more Partnership Committee members, GMPTS, General Motors Corporation, or an Affiliate of GMPTS or of General Motors Corporation, and (v) for so long as a GMPTS Transferee (as hereinafter defined) has the right to appoint one or more Partnership Committee members, a GMPTS Transferee or an Affiliate of such GMPTS Transferee. "Taubman Transferee" means a single Person that acquires, pursuant to Section 8.1(b) or Section 8.3(a) of The Partnership Agreement, or upon the foreclosure or like action in respect of a pledge of a partnership interest in TRG, the then (i.e., at the

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time of such acquisition) entire partnership interest in TRG (excluding, in the case of an acquisition pursuant to Section 8.3(a) of the Partnership Agreement or pursuant to a foreclosure or like action in respect of a pledge of a partnership interest in TRG, the ability of such Person to act as a substitute partner) of A. Alfred Taubman, and any Affiliate of A. Alfred Taubman or any member of his Immediate Family, from one or more such persons or from any Taubman Transferee; provided that the percentage interest in TRG being transferred exceeds 7.7%. "GMPTS Transferee" means a single Person that acquires, pursuant to Section 8.1(b) or Section 8.3(a) of the Partnership Agreement, or upon the foreclosure or like action in respect of a pledge of a partnership interest in TRG, the then (i.e., at the time of such acquisition) entire such partnership interest in TRG (excluding, in the case of an acquisition pursuant to Section 8.3(a) of the Partnership Agreement or pursuant to a foreclosure or like action in respect of a pledge of partnership interests in TRG, the ability of such Person to act as a substitute partner) of GMPTS or of any GMPTS Transferee; provided that the percentage interest in TRG being transferred exceeds 7.7%.

      For so long as the Corporation has the right to designate, pursuant to the Partnership Agreement, any members of the Partnership Committee, the affirmative vote of both a majority of the Independent Directors who do not have a beneficial financial interest in the action before the Board of Directors and a majority of all members of the Board of Directors who do not have a beneficial financial interest in the action before the Board of Directors is required for the approval of all actions to be taken by the Board of Directors; provided, however, the Corporation may not appoint to the Partnership Committee as a Corporation appointee an individual who does not satisfy the definition of Independent Director in one or more respects without the affirmative vote of all of the Independent Directors then in office. Thereafter, the affirmative vote of a majority of all members of the Board of Directors who do not have a beneficial financial interest in the action before the Board of Directors is required for the approval of all actions to be taken by the Board of Directors. The establishment of reasonable compensation of Directors for services to the Corporation as Directors or officers shall not constitute action in which any Director has a beneficial financial interest.

      Subject to the foregoing, a Director shall be deemed and considered in all respects and for all purposes to be a Director of the Corporation, including, without limitation, having the authority to vote or act on all matters, including, without limitation, matters submitted to a vote at any meeting of the Board of Directors or at any meeting of a committee of the Board of Directors, and the application to such Director of Articles VII and VIII of these Amended and Restated Articles of Incorporation, notwithstanding a Purported Transferee's unauthorized exercise of voting rights with respect to such Director's election.

                                   ARTICLE VII
                         LIMITED LIABILITY OF DIRECTORS

      No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for a breach of the director's fiduciary duty; provided,

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however, the foregoing provision shall not be deemed to limit a director's liability to the Corporation or its shareholders resulting from:

            (i) a breach of the director's duty of loyalty to the Corporation or its shareholders;

            (ii) acts or omissions of the director not in good faith or which involve intentional misconduct or knowing violation of law;

            (iii) a violation of Section 551(1) of the Act or;

            (iv) a transaction from which the director derived an improper personal benefit.

                                  ARTICLE VIII
                  INDEMNIFICATION OF OFFICERS, DIRECTORS, ETC.

      1.    Indemnification of Directors.

      The Corporation shall and does hereby indemnify a person (including the heirs, executors, and administrators of such person) who is or was a party to, or who is threatened to be made a party to, a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, including, without limitation, an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director (or in a similar capacity, including serving as a member of the Partnership Committee and of any other committee of TRG) or in any other representative capacity of another foreign or domestic corporation or of or with respect to any other entity (including TRG), whether for profit or not, against expenses, attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding. This Section 1 of this Article VIII is intended to grant the persons herein described with the fullest protection not prohibited by existing law in effect as of the date of filing this Amended and Restated Articles of Incorporation or such greater protection as may be permitted or not prohibited under succeeding provisions of law.

      2.    Indemnification of Officers, Etc.

      The Corporation has the power to indemnify a person (including the heirs, executors, and administrators of such person) who is or was a party to, or who is threatened to be made a party to, a threatened, pending, or contemplated action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, including an action by or in the right of the Corporation, by reason of the fact that he or she is or was an officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as an officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership (including TRG), joint venture,

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trust or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. Unless ordered by a court, an indemnification under this Section 2 of this Article VIII shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this Section 2 of this Article VIII.

      3.    Advancement of Expenses.

      The Corporation shall pay the expenses incurred by a person described in
Section 1 of this Article VIII in defending a civil or criminal action, suit, or proceeding described in such Section 1 in advance of the final disposition of the action, suit, or proceeding. The Corporation shall pay the expenses incurred by a person described in Section 2 of this Article VIII in defending a civil or criminal action, suit, or proceeding described in such Section 2 in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of such person to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by the Corporation. Such undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

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